As filed with the Securities and Exchange Commission on November 10, 1997

                                                 Registration No._______________

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------
                            MEDICAL ACQUISITION CORP.
                 (Name of Small Business Issuer in its Charter)

               FLORIDA                              6770                            65-0784311
   (State or Other Jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
   Incorporation or Organization)        Classification Code Number)          Identification Number)

                         ------------------------------
                        201 S. BISCAYNE BLVD., SUITE 3000
                              MIAMI, FLORIDA 33131
                            TELEPHONE: 305) 373-9464
                            FACSIMILE: (305) 373-9443
(Address and Telephone Number of Principal Executive Offices and Principal Place
                                  of Business)

                                   JAY M. HAFT
                             CHIEF EXECUTIVE OFFICER
                        201 S. BISCAYNE BLVD., SUITE 3000
                              MIAMI, FLORIDA 33131
                            TELEPHONE: (305) 373-9464
                            FACSIMILE: (305) 373-9443
            (Name, Address and Telephone Number of Agent for Service)
                         ------------------------------
                                   Copies to:

      ANDREW HULSH, ESQ.                            DAVID N. FELDMAN, ESQ.
       BAKER & MCKENZIE                         LAW OFFICES OF DAVID N. FELDMAN
      701 BRICKELL AVENUE                             36 WEST 44TH STREET
          SUITE 1600                               NEW YORK, NEW YORK 10036
     MIAMI, FLORIDA 33131                          TELEPHONE: (212) 869-7000
  TELEPHONE:  (305) 789-8985                       FACSIMILE: (212) 997-4242
  FACSIMILE:  (305) 789-8953

                         ------------------------------
Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                         ------------------------------
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE
==============================================================================================================
Title of Each Class of     Amount to be          Proposed Maximum       Proposed Maximum        Amount of
  Securities to be        Registered (2)      Offering Price Per Unit  Aggregate Offering   Registration Fee
    Registered                                                            Price(1)(2)
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.01        1,341,667                 $6.00                $8,050,002             $2,439
par value per share(1)
==============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2) Includes 175,000 shares of Common Stock which may be purchased by the Underwriters pursuant to an over-allotment option.

                         ------------------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 10, 1997

                                   PROSPECTUS

[LOGO] MEDICAL ACQUISITION CORP.

1,166,667 SHARES

Common Stock ($0.01 par value)

The 1,166,667 shares of common stock, par value $.01 per share ("Common Stock"), offered hereby are being offered by Medical Acquisition Corp., a newly organized Florida corporation ("Company"). The Company's objective is to effect a Business Combination (as hereinafter defined) with an operating business in the healthcare industry.

Prior to this offering, there has been no public market for the shares of Common Stock and there can be no assurance that any such market will develop. For information regarding the factors considered in determining the initial public offering price of the Common Stock, see "Underwriting." The Company anticipates that the Common Stock will be quoted on the Bulletin Board (as hereinafter defined) under the symbol "MACC" upon completion of this offering.

Certain officers and directors of the Company and their respective affiliates have advised the Underwriter that they intend to purchase approximately ____ shares of Common Stock, representing ___ percent (__%) of the total shares of Common Stock offered hereby.

The Company anticipates that trading of the Common Stock will be conducted through what is customarily known as the "pink sheets" and on the National Association of Securities Dealers, Inc.'s Electronic Bulletin Board (the "Bulletin Board"). Any market for the Common Stock which may result will likely be less developed than if the Common Stock were traded on Nasdaq or on a securities exchange. Subsequent to the closing of this offering, the Company will prepare and file with the United States Securities and Exchange Commission (the "Commission"), on Current Report Form 8-K, an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of this offering. Eighty percent (80%) of the net proceeds of this offering may be held in a trust account for a maximum period of 24 months following the consummation of this offering. In the event of liquidation of the Company, investors may lose all or a portion of their investment.

                                   ----------

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND ARE NOT SUBJECT TO THE PROTECTIONS OF THE RULES UNDER THE SECURITIES ACT OF 1933 RELATING TO BLANK CHECK OFFERINGS. SEE "RISK FACTORS" ON PAGES 11 THROUGH 20.

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

================================================================================
                                           UNDERWRITING
                           PRICE           DISCOUNTS AND       PROCEEDS TO
                         TO PUBLIC        COMMISSIONS(1)      COMPANY(2)(4)
--------------------------------------------------------------------------------
Per Share..............    $6.00               $0.42              $5.58
--------------------------------------------------------------------------------
Total(3)............... $7,000,002           $490,000           $6,510,002
--------------------------------------------------------------------------------

(1) Does not include a non-accountable expense allowance of $120,000 which the Company has agreed to pay to G-V Capital Corp., as placement agent (the "Underwriter"). The Company has also agreed to sell to the Underwriter an option (the "Underwriter's Warrants") to purchase 75,000 shares of Common Stock at the initial public offering price, exercisable for a period of five years commencing one year from the date of this Prospectus. The Company has also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses payable by the Company estimated at $275,000, including the non-accountable expense allowance. See "Use of Proceeds" and "Underwriting."
(3) The Company has granted the Underwriter an option, exercisable within 30 days from the date of this Prospectus, to purchase up to 175,000 additional shares of Common Stock upon the same terms set forth above, solely to cover over-allotments, if any. If such over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $8,050,002 $563,500 and $7,486,502 respectively. See "Underwriting."
(4) There is no firm commitment on the part of the Underwriter to purchase any or all of the Common Stock. Rather, the Underwriter has agreed to sell the Common Stock through licensed dealers on a "best efforts" "all or none" basis. Pending the closing of the sale of the 1,166,667 shares of Common Stock, the proceeds of this offering will be deposited in escrow in a non-interest bearing account at North Fork Bank until the closing of the offering. Unless 1,166,667 shares of Common Stock are sold within a period of 30 days from the date of this Prospectus or a 30 day extension period thereafter, the offering will terminate and all funds theretofore received from the sale of the Common Stock will be promptly returned to the subscribers without deduction therefrom or interest thereon. Moreover, during the period of escrow, subscribers will not be entitled to a return of their subscriptions. See "Underwriting."

The shares of Common Stock are being offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to the approval of certain legal matters by counsel and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify this offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the shares of Common Stock will be made against payment therefor at the offices of the Underwriter in Hauppauge, New York on or about ____________, 1997.

                                   ----------
                                G-V CAPITAL CORP.
                                   ----------

                 The date of this Prospectus is _________, 1997

    OFFERING NOT CONDUCTED IN ACCORDANCE WITH CERTAIN BLANK CHECK REGULATIONS

         The Company's offering is not being conducted in accordance with Rule 419 ("Rule 419") promulgated by the Securities and Exchange Commission (the "Commission"). According to the Commission, Rule 419 was designed to "strengthen regulation of securities offerings by blank check companies which Congress has found to have been common vehicles for fraud and manipulation in the penny stock market." Pursuant to Rule 419, a "blank check" company is defined as (a) a development stage company that has no specific business plan or has indicated that its business plan is to engage in a merger or to effect a Business Combination (as hereinafter defined) with an unidentified company or companies; and (b) a company which issues a "penny stock," meaning any equity securities that, among other things, (i) are not quoted in the Nasdaq system; or (ii) in the case of a company which has been in continuous operation for less than three years, has net tangible assets (i.e., total assets less intangible assets and liabilities) of less than $5,000,000, as demonstrated by the Company's most recent financial statements that have been audited and reported on by an independent public accountant. The Company is not subject to Rule 419 as a "blank check" Company because the Company's net tangible assets after this offering will be greater than $5,000,000. Accordingly, investors in this offering will not receive the substantive protections provided by Rule 419. See "Risk Factors."

                           STATE BLUE SKY INFORMATION

         The Company has made application to register, or an exemption from registration will be obtained for, the sale of the shares of Common Stock offered hereby in the States of Colorado, Florida, Illinois and New York. Purchasers of shares of Common Stock either in this offering or in any subsequent trading market which may develop must be residents of the States of Colorado, Florida, Illinois and New York unless an applicable exemption is available or a blue sky application has been filed and accepted in other states. The Company will amend this Prospectus for the purpose of disclosing additional states, if any, in which the shares of Common Stock will have been registered or where an exemption from registration is available.

                                   ----------

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                   ----------

                             ADDITIONAL INFORMATION

         The Company intends to furnish to its stockholders annual reports containing financial statements audited and reported on by its independent public accounting firm and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS DOES NOT GIVE EFFECT TO THE EXERCISE OF THE UNDERWRITER'S OVER ALLOTMENT OPTION, OR THE EXERCISE OF THE WARRANTS ISSUED IN CONNECTION WITH THE COMPANY'S BRIDGE FINANCING, HEREINAFTER DESCRIBED.

                                   THE COMPANY

         The Company is a newly organized Florida corporation, the objective of which is to effect a merger, exchange of capital stock, stock or asset acquisition or other similar type of transaction (a "Business Combination") with an operating business (a "Target Business") in the healthcare industry. The Company will seek to identify and effect a Business Combination with a Target Business which provides quality healthcare-related products and/or services that have proven or potential cost savings or other advantages in their relevant markets.

         Management of the Company ("Management") believes that certain current key trends create favorable circumstances for the Company's Business Combination with a Target Business in the healthcare industry, including the existence of potentially attractive private market values of smaller healthcare enterprises as a result of financial and operational demands resulting from the changing dynamics of the healthcare industry, a strong desire of many private healthcare companies to achieve liquidity through the public equity markets, the trend towards consolidation in response to cost/pricing pressures, and the trend of healthcare service companies expanding into national markets to broaden the scope of their services and other factors. Accordingly, the Company believes that, despite the recent recovery of public market valuations of many companies within certain healthcare segments, there remain substantial niche opportunities to effect attractive Business Combinations in certain segments of the industry, and that, as a well-financed public entity possessing broad investment and operational expertise in the healthcare industry, it is well positioned to identify candidates to effect a Business Combination.

         In selecting its officers, directors and advisors, the Company has sought to create a management and advisory team that not only provides the Company with depth of experience in healthcare industry mergers, acquisitions and investments generally, but also provides the Company with operational, investment and strategic experience in specific healthcare industry segments.

         The Company believes that the skills and expertise of its officers, directors, and advisors, their collective access to Business Combination opportunities and ideas, their industry contacts and their proven management abilities will enable the Company to successfully identify and effect a Business Combination with a Target Business in the healthcare industry. These individuals will play a key role in identifying and evaluating prospective candidates for a Business Combination, selecting the Target Business, and structuring, negotiating and consummating the Business Combination .

BOARD OF DIRECTORS

         Each of the Company's executive officers, except for the Chairman of the Board of Directors, all of whom are also members of the Company's Board of Directors, were the founders of Healthcare Acquisition Corp. ("HCAC"). In March 1996, HCAC consummated an initial public offering in which it raised net proceeds of approximately $9,000,000. Similar to the Company, HCAC was formed with the purpose of using the proceeds to identify and effect a Business Combination with an operating business in the healthcare industry. In March 1997, HCAC merged with Encore Orthopedics, Inc., a Texas corporation which designs, manufactures, markets and sells products for the orthopedic implant industry primarily in the United States, Europe and Asia. After the merger, the surviving corporation's name was changed to Encore Medical Corporation ("Encore"). Encore's common stock is publicly traded on the

Nasdaq National Market under the symbol "ENMC". On November 3, 1997, the closing price per share of Encore's common stock was $4.63. There can be no assurance as to the future performance of Encore or the prices at which its common stock will trade.

         Gene E. Burleson has been the Chairman of the Board of Directors of the Company since its inception. Since January 1994, Mr. Burleson has served as Chairman of the Board of Directors of GranCare, Inc., which has recently merged into Paragon Health Network, Inc., a leading provider of comprehensive post-acute healthcare services, primarily skilled nursing care, subacute and medically complex care, long-term acute hospital care, inpatient/outpatient therapy, hospital contract management, home health care and adult day care, which is publicly traded on the New York Stock Exchange, Inc. ("NYSE"). From December 1990 to February 1997, Mr. Burleson served as Chief Executive Officer of GranCare, Inc.

         Jay M. Haft has been the Vice-Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception. Mr. Haft, as an attorney, strategic advisor and investor, has participated in the development and financing of numerous emerging companies and negotiated, structured and consummated all types of Business Combinations in the healthcare and other industries. Mr. Haft was a founder of HCAC.

         John H. Abeles, M.D. has been the President and a director of the Company since its inception. Dr. Abeles is a healthcare industry investor and consultant who, since 1980, has served as President and sole principal of MedVest, Inc., a company which provides strategic, financial, and market-based research and development advisory and consulting services, principally to emerging companies in the healthcare industry. Dr. Abeles was also a founder of HCAC.

         Joel S. Kanter has served as Secretary, Treasurer and a director of the Company since its inception. Mr. Kanter also serves as President of Walnut Financial Services, Inc., a financial service and consulting firm, which is publicly traded on the Nasdaq National Market, and Walnut Capital Corp., a venture capital firm, and has, in those capacities and as an individual investor, valued and negotiated substantial investments in the healthcare and other industries. Mr. Kanter was also a founder of HCAC.

         Linda Ann Hamilton has been a director of the Company since its inception. Ms. Hamilton currently serves as President of HMS, Inc., a private company located in Naples, Florida which provides managerial and administrative services.

BOARD OF ADVISORS

         Robert J. Becker, M.D. has been a member of the Board of Advisors to the Company since its inception. Dr. Becker was the founder and served as the Chief Executive Officer and President of HealthCare COMPARE Corp., a managed care company which is publicly traded on the Nasdaq National Market. Healthcare COMPARE Corp. has grown to become a major managed care organization, with one of the largest integrated, independent Preferred Provider Organization network in the United States. Dr. Becker is regarded as one of the pioneer entrepreneurs in the managed care segment of the healthcare industry. Since retiring from the active management of HealthCare COMPARE Corp., he has provided entrepreneurial consulting services to both for profit and non-profit healthcare service companies.

         Nick Cindrich has been a member of the Board of Advisors to the Company since its inception. Mr. Cindrich founded Encore, which designs, manufactures and sells orthopedic implant products primarily in the United States, Europe and Asia. He has over 25 years of experience in the medical device industry.

         Kenneth Davidson has been a member of the Board of Advisors to the Company since its inception. Since November 1986, Mr. Davidson has served as Chairman of the Board of Directors, Chief Executive Officer and President of Maxxim Medical, Inc., a manufacturer of single-use specialty medical products which is publicly traded on the NYSE.

         Dr. Marvin J. Weinstein has been a member of the Board of Advisors to the Company since its inception. Since 1981, Dr. Weinstein has been President of Research Advisory Service, Inc., a biotechnology consulting company, that has provided consulting services to several companies in the pharmaceutical industry, including Yamanouchi Pharmaceuticals Corporation, Suntory Biomedical Research, Inc. Xenora Ltd. and Martek Biosciences Inc. Prior to that time, Dr. Weinstein was employed by Schering Plough Pharmaceutical Company for 25 years, most recently as Senior Director and Vice President of Microbiology and Recombinant DNA Research. Dr. Weinstein is the inventor on 30 patents and he has organized and directed the group responsible for the discovery and development of several antibiotics.

         See "Management" for greater detail with respect to the biographical information presented above.

         A Business Combination may be effected using cash (to be derived from the proceeds of this offering), equity, debt or a combination thereof. The Company may ultimately effect a Business Combination with more than one business; however, the Company's initial Business Combination must be with a Target Business whose fair market value, as determined by an independent auditor or investment banking firm, is equal to at least 80% of the net assets of the Company at the time of the Business Combination. As of the date of this Prospectus, the Company has no plans, arrangements or understandings with any prospective candidates for a Business Combination and has not targeted any business for investigation and evaluation. See "Special Characteristics of the Company--Fair Market Value of Target Business."

         To date, the Company's efforts have been limited to organizational activities. The Company will not engage in any substantive commercial business immediately following this offering and, until the consummation of a Business Combination, the only material activities of the Company will be to evaluate and select an appropriate Target Business and to structure, negotiate and consummate the Business Combination. The implementation of the Company's business plan is dependent, among other things, upon the successful consummation of this offering. See "Proposed Business."

         The Underwriter played no role in the formation and organization of the Company. Jay M. Haft, John H. Abeles, M.D., and Joel S. Kanter assembled the management team from their contacts in the healthcare industry.

                     SPECIAL CHARACTERISTICS OF THE COMPANY

         The Company is a newly organized Florida corporation formed for the purpose of effecting a Business Combination with a Target Business in the healthcare industry. Although the Company is not a "blank check" company within the meaning of Rule 419 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Company has incorporated selected investor safeguards described below. Immediately after the consummation of a Business Combination, these safeguards will no longer be applicable to the Company.

SUBSTANTIAL PORTION OF OFFERING PROCEEDS HELD IN TRUST

         The net proceeds of this offering, after payment of underwriting discounts, the Underwriter's non-accountable expense allowance and the estimated expenses of this offering, are estimated to be $6,235,000 ($7,211,500 if the Underwriter's over-allotment option is exercised in full). Eighty percent (80%) of such amount, or $4,988,000 ($5,769,200 if the Underwriter's over-allotment is exercised in full), which represents 71% of the gross proceeds of this offering, will be placed in a trust account ("Trust Fund") and invested in United States government securities. The initial trustee of the Trust Fund will be NationsBank, N.A. The Trust Fund will not be released until the earlier of the consummation of a Business Combination or the liquidation of the Company, which may not occur until 18 months from the consummation of this offering, subject to an extension of 6 months if a definitive agreement to consummate a Business Combination is executed prior to such time. Therefore, unless and until a Business Combination is consummated, the proceeds held in the Trust Fund will not be available for use by the Company for any expenses related to this offering or expenses which may be incurred by the Company related to the investigation and selection of a Target Business and the negotiation of an agreement to effect a Business Combination with a Target Business. Such expenses may be paid from the net proceeds not held in the Trust Fund (approximately $1,247,000 or $1,442,300 if the Underwriter's over-allotment option is exercised in full). See "Use of Proceeds" and "Special Characteristics of the Company--Liquidation if No Business Combination."

FAIR MARKET VALUE OF TARGET BUSINESS

         The Company will not effect a Business Combination with a Target Business unless the fair market value of such business, as determined by an independent auditor or investment banking firm which is a member of the National Association of Securities Dealers, Inc. ("NASD"), based upon standards generally accepted by the financial community such as actual and potential sales, earnings and cash flow and book value ("Fair Market Value"), is at least 80% of the net assets of the Company at the time of such Business Combination. See "Proposed Business--Selection of Target Business and Structuring a Business Combination."

STOCKHOLDER APPROVAL OF BUSINESS COMBINATION

         The Company, after signing a definitive agreement to effect a Business Combination with a Target Business, but prior to the consummation of any Business Combination, will submit such transaction to the Company's stockholders for their approval, even if the nature of the Business Combination would not ordinarily require stockholder approval under applicable state law. All of the Company's stockholders immediately prior to this offering ("Initial Stockholders"), including all the officers and directors of the Company, have agreed to vote the shares of Common Stock owned by them immediately prior to this offering in accordance with the vote of the majority of all the other shares of Common Stock ("Public Shares") voted on any Business Combination. The holders of the Public Shares will be referred to herein as the "Public Stockholders." The Initial Stockholders shall be deemed to be "Public Stockholders" with respect to any Public Shares they acquire in this offering or thereafter. The Company will proceed with the Business Combination only if the holders of at least a majority of the outstanding shares of Common Stock vote in favor of the Business Combination and less than 20% in interest of the Public Stockholders exercise their conversion rights described below.

CONVERSION RIGHTS

         At the time the Company seeks stockholder approval of any Business Combination, the Company will offer each Public Stockholder the right to have his shares of Common Stock converted to cash if such stockholder votes against the Business Combination and the Business Combination is approved and consummated. The per share conversion price will be equal to the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on such Business Combination (inclusive of any interest thereon), divided by the number of Public Shares. A Public Stockholder may request conversion of his shares at any time prior to the vote taken with respect to a proposed Business Combination at a meeting held for that purpose, but such request will not be granted unless such stockholder votes against the Business Combination and the Business Combination is approved and consummated. It is anticipated that the funds to be distributed to the Public Stockholders who have their shares of Common Stock converted will be distributed promptly after the consummation of a Business Combination. The Initial Stockholders will not have any conversion rights with respect to the shares of

Common Stock owned by them immediately prior to this offering. The Company will not consummate any Business Combination if 20% or more in interest of the Public Stockholders exercise their conversion rights.

LIQUIDATION IF NO BUSINESS COMBINATION

         In the event that the Company does not consummate a Business Combination within 18 months from the consummation of this offering, or 24 months from the consummation of this offering if the "Extension Criteria," described below, have been satisfied, the Company will be dissolved and will distribute to all Public Stockholders in proportion to their respective equity interests in the Company, an aggregate sum equal to the amount in the Trust Fund, inclusive of any interest thereon, plus any remaining net assets of the Company. If the Company were to expend all of the net proceeds of this offering, other than the proceeds deposited in the Trust Fund prior to liquidation, and without taking into account interest, if any, earned on the Trust Fund, the per share liquidation price would be $4.28, $4.30 if the Underwriter's over-allotment option is exercised in full or $1.72 and $1.70, respectively, less than the per share offering price of $6.00. The proceeds deposited in the Trust Fund could, however, become subject to the claims of creditors of the Company which could have priority over the claims of the Company's stockholders. Accordingly, there can be no assurance that the per share liquidation price will not be less than $4.28. Notwithstanding the Company's commitment to liquidate if it is unable to effect a Business Combination within 18 months from the consummation of this offering, if the Company enters into a definitive agreement to effect a Business Combination prior to the expiration of such 18-month period, but is unable to consummate such Business Combination within such 18-month period ("Extension Criteria"), then the Company will have an additional six months in which to consummate a Business Combination. If the Company is unable to do so by the expiration of the 24-month period from the consummation of this offering, it will then liquidate. Upon notice from the Company, the trustee of the Trust Fund will commence liquidating the investments constituting the Trust Fund and will turn over the proceeds to the transfer agent for the Company's Common Stock for distribution to the Public Stockholders. The Company anticipates that its instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

         A Public Stockholder shall be entitled to receive funds from the Trust Fund only in the event of a liquidation of the Company or in the event he seeks to convert his shares into cash in connection with a Business Combination which he voted against and which is actually consummated by the Company. In no other circumstances shall a Public Stockholder have any right or interest of any kind to or in the Trust Fund.

                                  THE OFFERING

Common Stock offered........................     1,166,667 shares

Common Stock Outstanding Prior to
the Offering (1) (2)........................     1,000 shares

Common Stock to be Outstanding
After the Offering..........................     1,167,667 shares

Proposed Bulletin Board Symbol..............     MACC

(1) Does not include (i) 92,500 shares of Common Stock which may be purchased at a price of $6.00 per share upon the exercise of the Bridge Warrants (as hereinafter defined); (ii) 75,000 shares of

         Common Stock which may be purchased at a price of $6.00 per share upon exercise of the Underwriter's Warrants and (iii) 490,000 shares of Common Stock which may be purchased at a price of $6.00 per share upon the exercise of the Founders' Options (as hereinafter defined).

(2) Does not include 260,000 shares of Common Stock reserved for issuance upon the exercise of stock options which may be granted under the Company's 1997 Stock Option Plan. See "Management -- 1997 Stock Option Plan."

                                 USE OF PROCEEDS

         The net proceeds of this offering are estimated to be approximately $6,235,000 ($7,211,500 if the Underwriter's over-allotment option is exercised in full). The Company intends to apply substantially all of the net proceeds of this offering to effect a Business Combination with a Target Business, including identifying and evaluating prospective candidates, selecting the Target Business and structuring, negotiating and consummating the Business Combination. Eighty percent (80%) of the net proceeds, or $4,988,000 ($5,769,200 if the Underwriter's over-allotment option is exercised in full), which amount represents 71% of the gross proceeds of this offering will be held in the Trust Fund and invested in government securities. The Trust Fund will not be released until the earlier of the consummation of a Business Combination or the liquidation of the Company. The net proceeds not held in the Trust Fund, approximately $1,247,000 ($1,442,300 if the Underwriter's over-allotment option is exercised in full), will be used (i) to pay for business, legal and accounting due diligence with respect to prospective Target Businesses; (ii) for the general administrative expenses of the Company, including legal and accounting fees and administrative support expenses in connection with the Company's reporting obligations to the Commission; and (iii) to repay the $185,000 (plus interest thereon) which was borrowed by the Company in the Bridge Financing (as hereinafter defined). The funds obtained in the Bridge Financing were used solely to pay certain organizational expenses and the costs of the Bridge Financing and of this offering. See "The Company" and "Use of Proceeds."

                                  RISK FACTORS

         The securities offered hereby involve a high degree of risk and are not subject to the protections of the rules under the Securities Act relating to blank check offerings. See "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

         The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Prospectus. This information should be read in conjunction with such financial statements, including the notes thereto.

                                                            October 22, 1997

BALANCE SHEET DATA:                                          ACTUAL        AS ADJUSTED(1)
                                                             ------        --------------
         Working capital                                    $112,024       $6,227,194 (2)
         Total assets                                       $188,936       $6,271,478 (2)
         Total liabilities                                  $176,786       $   38,783
         Common Stock subject to possible conversion (3)                   $  997,596
         Stockholders' equity                               $ 12,150       $5,235,099

                                ----------------

(1) Gives effect to the sale of the shares of Common Stock offered hereby and the application of the estimated net proceeds therefrom.

(2) Includes $4,988,000 being held in the Trust Fund which will be available to the Company only upon the consummation of a Business Combination within the time period described in this Prospectus. If a Business Combination is not so consummated, the Company will be dissolved and the proceeds held in the Trust Fund will be distributed to the Public Stockholders. See "Special Characteristics of the Company -- Offering Proceeds Held in Trust."

(3) In the event the Company consummates a Business Combination, the conversion rights afforded to the Public Stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of Public Shares at a per share conversion price equal to the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination (inclusive of any interest thereon) divided by the number of Public Shares.

                                   THE COMPANY

         The Company was organized on July 25, 1997 as a Florida corporation. The objective of the Company is to effect a Business Combination with a Target Business in the healthcare industry. To date, the Company's efforts have been limited to organizational activities and the consummation of a Bridge Financing (as hereinafter defined). The implementation of the Company's business plan is dependent upon the successful consummation of this offering. The Company's office is located at 201 S. Biscayne Blvd., Suite 3000, Miami, Florida 33131, and its telephone number is (305) 373-9464.

         In October 1997, the Company issued an aggregate of 1,000 shares of Common Stock for an aggregate purchase price of $6,000 and options under a qualified option plan of the Company to purchase an aggregate of 490,000 shares of Common Stock at an exercise price of $6.00 per share (the "Founders' Options"). The Founders' Options are exercisable for a period of 10 years commencing upon the consummation of this offering. In October and November 1997, the Company consummated a bridge financing ("Bridge Financing") in order to pay certain organizational expenses, the costs of the Bridge Financing and certain costs of this offering. The investors in the Bridge Financing ("Bridge Investors") loaned $185,000 to the Company and were issued debentures ("Bridge Debentures") in that amount, bearing interest at the rate of 8% per annum and payable at the consummation of this offering, and warrants (the "Bridge Warrants") to purchase an aggregate of 92,500 shares of Common Stock at an exercise price of $6.00 per share (the "Bridge Warrant Shares"). The Bridge Warrants are exercisable for a period of five years commencing one (1) year from the effective date of this Prospectus. The shares of Common Stock underlying the Bridge Warrants are entitled to certain registration rights under the Securities Act.

                                  RISK FACTORS

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO MAKING AN INVESTMENT DECISION:

OFFERING NOT CONDUCTED IN ACCORDANCE WITH CERTAIN BLANK CHECK REGULATIONS

         This offering is not being conducted in accordance with Rule 419 promulgated under the Securities Act, which was adopted to strengthen regulation of securities offerings by "blank check" companies, which the United States Congress has found to have been common vehicles for fraud and manipulation in the penny stock market. Pursuant to Rule 419, a "blank check" company is defined as (a) a development stage company that has no specific business plan or has indicated that its business plan is to effect a Business Combination with an unidentified company or companies; and (b) a company which issues a "penny stock," meaning any equity securities that, among other things, (i) are not quoted in the Nasdaq system; or (ii) in the case of a company which has been in continuous operation for less than three years, has net tangible assets (i.e., total assets less intangible assets and liabilities) of less than $5,000,000, as demonstrated by the company's most recent financial statements that have been audited and reported on by an independent public accountant. The Company is not subject to Rule 419 as a "blank check" company because the Company's net tangible assets after the offering will be greater than $5,000,000. Accordingly, investors in this offering will not receive the substantive protections provided by Rule 419, although the Company has incorporated many of the investor safeguards required by Rule 419. In the event that the Company becomes subject to Rule 419 as a "blank check" company, whether as a result of a decrease in the market price of the Common Stock or otherwise, the Company will be subject to additional regulation. Under Rule 419, before a Business Combination can be completed and before funds can be released from a trust fund, a blank check company is required to update its registration statement with a post-effective amendment and, after the effective date thereof, to furnish investors with a prospectus (which forms a part of the post-effective amendment to its registration statement) containing specified information, including a discussion of the target business and audited financial statements of the proposed candidate for the business combination. According to Rule 419, the investors must have no less than 20 and no more than 45 days from the effective date of the post-effective amendment to decide whether to remain an investor or require the return of their investment funds. Any investor not making such decision within such 45-day period is automatically entitled to receive a return of his investment funds. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued. Rule 419 further provides that if the blank check company does not complete a business combination meeting the specified criteria within 18 months (subject to a six month extension if a definitive agreement is signed prior to the expiration of such 18-month period), all of the deposited funds must be returned to investors. See "Special Characteristics of the Company."

RECENTLY ORGANIZED COMPANY; NO PRESENT SOURCE OF REVENUES

         The Company was incorporated on July 25, 1997 and is in the development stage. Neither the Company nor any of its officers, directors, promoters, affiliates or associates has conducted any discussions, and there are no plans, arrangements or understandings, with any prospective candidates for a Business Combination or their representatives. To date, the Company's efforts have been limited to organizational activities and the consummation of the Bridge Financing. These activities have been funded from the Initial Stockholders' initial capital contributions and the proceeds from the Bridge Financing. The Company has a negative tangible net worth as of the date of this Prospectus. It will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a Business Combination. See "Management's Plan of Operation."

POSSIBLE LIQUIDATION OF THE COMPANY; PER SHARE LIQUIDATION PRICE LESS THAN PUBLIC OFFERING PRICE

         If the Company does not consummate a Business Combination within 18 months from the consummation of this offering, or 24 months from the consummation of this offering if the Extension Criteria have been satisfied, the Company will be dissolved and will distribute to all Public Stockholders in proportion to their respective equity interests in the Company, an aggregate sum equal to the amount in the Trust Fund, inclusive of any interest thereon, plus any remaining net assets of the Company. It is likely that, in the event of any such liquidation, the per share liquidation distribution will be less than the initial per share public offering price as a consequence of the expenses of this offering, the anticipated costs which will be incurred by the Company in seeking a Business Combination, the general and administrative expenses of the Company and legal and accounting fees and expenses in connection with the Company's reporting obligations to the Commission and the repayment of the Bridge Financing. If the Company were to expend all of the net proceeds of this offering not held in the Trust Fund prior to liquidation, and without taking into account interest, if any, earned on the Trust Fund, the per share liquidation price would be $4.28, or $1.72 less than the per share offering price of $6.00 ($4.30 or $1.70, respectively, if the Underwriter's over-allotment option is exercised in full). The proceeds deposited in the Trust Fund could, however, become subject to the claims of creditors of the Company which may be required to be satisfied prior to the claims of the Company's stockholders. Accordingly, there can be no assurance that the per share liquidation price will not be less than $4.28, plus interest. The Initial Stockholders have waived their respective rights to participate in any liquidation distribution with respect to the shares of Common Stock owned by them immediately prior to this offering.

         A Public Stockholder shall be entitled to receive funds from the Trust Fund only in the event of a liquidation or in the event he seeks to convert his shares into cash in connection with a Business Combination which he voted against and which is actually consummated by the Company. In no other circumstances shall a Public Stockholder have any right or interest of any kind to and in the Trust Fund. See "Special Characteristics of the Company."

UNASCERTAINABLE RISKS AND BROAD RANGE OF POTENTIAL TARGET BUSINESSES

         Since the Company has not yet identified a prospective Target Business, investors in this offering have no basis on which to evaluate the possible merits or risks of the Target Business' operations. To the extent the Company consummates a Business Combination with a financially unstable company, or a company in its early stage of growth, or without earnings, the Company will become subject to all of the risks inherent in the operation of such a business. Although management of the Company will endeavor to evaluate the risks inherent in any particular Target Business, there can be no assurance that the Company will properly ascertain all such risks. Subject to the limitations that a Target Business be within the healthcare industry and have a Fair Market Value of at least 80% of the net assets of the Company at the time of the Business Combination, as determined by an independent auditor or investment banking firm, management of the Company will have virtually unrestricted flexibility in identifying and selecting a prospective candidate for the Business Combination. Notwithstanding the foregoing, management has determined that it will effect a Business Combination with a Target Business which, after the consummation of the Business Combination, would satisfy the initial listing standards for inclusion on the Nasdaq National Market or listing on either the NYSE or the American Stock Exchange ("AMEX"). See "Proposed Business -- Selection of Target Business and Structuring a Business Combination."

UNCERTAIN STRUCTURE OF BUSINESS COMBINATION; REDUCTION IN STOCKHOLDER EQUITY INTEREST

         The structure of a Business Combination with a Target Business, which may take the form of a merger, exchange of capital stock or other equity, or a stock or asset acquisition, presently cannot be determined since the Company has not had any preliminary contacts, discussions or understandings with representatives of any prospective Target Business regarding the possibility of a Business Combination. The Company may use the funds held in the Trust Fund as part of the consideration for the Business Combination or may issue additional shares of Common Stock or shares of Preferred Stock, or incur debt, or any combination thereof. In the event the Company issues capital stock, the current percentage ownership interest of the stockholders may be significantly reduced. See "Proposed Business -- Selection of Target Business and Structuring a Business Combination."

"BEST EFFORTS OFFERING" "ALL OR NONE," ESCROW OF OFFERING PROCEEDS IN A NON-INTEREST BEARING ACCOUNT PENDING FOR CONSUMMATION OF THE OFFERING

         There is no firm commitment on the part of the Underwriter to purchase any or all of the Common Stock offered hereby. Rather, the Underwriter has agreed to sell the Common Stock through licensed dealers on a "1,166,667 shares of Common Stock or none", "best efforts" basis. Accordingly, there can be no assurance that any or all of the Common Stock being offered hereby will be sold. Further, pending the closing of the sale of the 1,166,667 shares of Common Stock, the proceeds of the offering will be deposited in escrow in a non-interest bearing account at North Fork Bank collateralized by direct obligations of the United States government or short-term U.S. treasury collateralized instruments of North Fork Bank. Unless 1,166,667 shares of Common Stock are sold within a period of thirty (30) days from the date of this Prospectus or a thirty (30) day extension period thereafter (the "Offering Period"), the offering will terminate and all funds theretofore received from the sale of the Common Stock will be promptly returned to the subscribers without deduction therefrom or interest thereon. Moreover, during the Offering Period, subscribers will not be entitled to a return of their subscriptions. Therefore, prospective investors in the Common Stock should consider that any funds used by them to purchase shares of Common Stock in the offering could be held in escrow and be unavailable for the entire duration of the Offering Period and, in the event that 1,166,667 shares of Common Stock are not sold during the Offering Period, such funds could be returned to them at the close of the Offering Period without interest thereon.

DISCRETIONARY USE OF PROCEEDS; ABSENCE OF CURRENT SUBSTANTIVE DISCLOSURE RELATING TO BUSINESS COMBINATIONS

         The Company's management has broad discretion with respect to the specific application of the net proceeds of this offering, although substantially all of the net proceeds of this offering are intended to be applied toward effecting a Business Combination with a Target Business in the healthcare industry or to thereafter use by the Target Business for working capital. As of the date of this Prospectus, the Company has not identified a prospective Target Business and, accordingly, investors in this offering do not currently have any substantive information available for consideration of any Business Combination. Notwithstanding the foregoing, in connection with seeking stockholder approval of a Business Combination, the Company intends to furnish its stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended ("Exchange Act") which will include a description of the operations of the Target Business and audited historical financial statements thereof. Such proxy solicitation materials will be filed with, and be subject to the review of, the Commission. See "Use of Proceeds."

LIMITED ABILITY TO EVALUATE MANAGEMENT OF TARGET BUSINESS

         The Company's ability to successfully effect a Business Combination will be dependent upon certain of its key personnel, although the future role of such personnel in the Target Business cannot presently be ascertained. Although it is possible that certain of the Company's key personnel will remain associated in some capacities with the Target Business following a Business Combination, such key personnel may not devote their full efforts to the affairs of the Target Business. Moreover, there can be no assurance that the key personnel will have sufficient experience or knowledge relating to the operations of the particular Target Business. Furthermore, although the Company intends to closely scrutinize the management of a prospective Target Business in connection with evaluating the desirability of effecting a Business Combination, there can be no assurance that the Company's assessment of management will prove to be correct. In addition, there can be no assurance that the Company will be able to retain the management of the Target Business or that such management will have the necessary skills to manage a company intending to embark on a program of business development. The Company may also seek to recruit additional managers to supplement the incumbent management of the Target Business. There can be no assurance that the Company will have the ability to recruit additional managers with the skills necessary to enhance the management of the Target Business. See "Proposed Business -- Selection of Target Business and Structuring a Business Combination."

RISKS APPLICABLE TO HEALTHCARE INDUSTRY

         Acquiring and operating companies in the healthcare industry entails special considerations and risks. The Company, if it is successful in acquiring a Target Business in the healthcare industry, will be subject to, and possibly adversely affected by, one or more of the following:

         HEALTHCARE REFORM

         In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system. Such changes may adversely affect certain sectors of the healthcare industry. In addition, various cost containment measures being adopted by government and private payment sources may limit the scope and amount of reimbursable healthcare expenses and limit increases and reimbursement rates for medical services. Significant decreases in utilization and limits on reimbursement could have a material adverse effect on certain segments of the healthcare industry.

         GOVERNMENT REGULATION

         In addition to the important role the government plays as a healthcare industry payor, the healthcare industry is subject to extensive government regulation. Compliance with such regulation can be expensive, and there can be no assurance that if the Company is required to obtain regulatory approvals, such regulatory approvals will be obtained in a timely manner, if at all. Denial of approvals sought or delay in obtaining such approvals could have a material adverse effect on the Company.

         LIABILITY EXPOSURE

         Inherent in the healthcare industry is the risk of liability claims against providers of healthcare products and services. There can be no assurance that a liability claim would not have a material adverse effect on the Company's business or financial condition.

         COMPETITION

         The healthcare industry is highly competitive. Many companies in the healthcare industry are substantially larger than the Company and have greater financial and other resources than the Company. There can be no assurance that the Company will compete successfully with such other companies.

DEPENDENCE UPON KEY PERSONNEL

         The ability of the Company to consummate a Business Combination will be largely dependent upon the efforts of the officers, directors and advisors of the Company. The Company has not entered into employment agreements with any of such personnel or obtained any "key person" life insurance on their lives and does not currently intend to obtain such insurance. The loss of the services of such key personnel could have a material adverse effect on the Company's ability to successfully achieve its business objectives. None of the officers, directors or advisors of the Company will be required to commit his full time to the affairs of the Company. See "Management."

CONFLICTS OF INTEREST

         None of the Company's officers, directors or advisors is required to commit his full time to the affairs of the Company and each has business activities outside of their respective positions with the Company. There is no requirement for any of the officers, directors or advisors to devote a substantial amount of time to the Company's business. Accordingly, such personnel will have conflicts of interest in allocating management time among various business activities. At present, none of the officers, directors or advisors of the Company is involved in any other acquisition fund with activities similar to those to be undertaken by the Company, but certain of the officers and directors are, and in the future may become, affiliated with entities which are engaged in business activities in the healthcare industry but which are not acquisition funds. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. The Company's officers and directors intend to offer all suitable prospective Target Businesses to the Company before any other company until the earlier of a Business Combination or the liquidation of the Company subject to their fiduciary duties to other companies, if any. In general, officers and directors of a corporation incorporated under the laws of the State of Florida are required to present certain business opportunities to such corporation. Accordingly, as a result of multiple business affiliations, certain of the Company's officers and directors and advisors may have similar legal obligations to present certain business opportunities to multiple entities. There can be no assurance that any of the foregoing conflicts will be resolved in favor of the Company. Furthermore, a portion of the net proceeds of this offering will be used to repay the debentures issued in the Bridge Financing to the Bridge Investors. Certain of the Bridge Investors are affiliated with, or are members of the Company's management. See "Use of Proceeds," "Management -- Conflicts of Interest," "Certain Transactions" and "Underwriting."

COMPETITION FOR BUSINESS COMBINATION OPPORTUNITIES; LIMITED RESOURCES

         The Company expects to encounter intense competition from other entities having a business objective similar to that of the Company, including venture capital funds, leveraged buyout funds and operating businesses competing for Business Combinations in the healthcare industry. Many of these entities are well established and have extensive experience in connection with identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than the Company and the Company's financial resources will be relatively limited when contrasted with those of many of these competitors. While the Company believes that there are numerous potential Target Businesses that it could acquire with the net proceeds of this offering, the

Company's ability to compete in acquiring certain sizable Target Businesses may be limited by its available financial resources (including its ability to obtain additional financing). This inherent competitive limitation gives others an advantage in pursuing a Business Combination with certain Target Businesses. Further, the Company's obligation to seek stockholder approval of a Business Combination is likely to delay the consummation of a transaction; and the Company's obligation to convert into cash the shares of Common Stock held by Public Stockholders in certain instances may reduce the resources available to the Company for a Business Combination and the number of available acquisition candidates. Either of these obligations may place the Company at a competitive disadvantage in successfully negotiating a Business Combination. See "Proposed Business -- Competition."

POSSIBLE NEED FOR ADDITIONAL FINANCING; STOCKHOLDER INABILITY TO VOTE ON BUSINESS COMBINATION

         Although the Company believes that the net proceeds of this offering will be sufficient to allow it to consummate a Business Combination, inasmuch as the Company has not yet identified any prospective Target Business, the Company cannot ascertain the capital requirements for any particular transaction. In the event that the net proceeds of this offering prove to be insufficient, either because of the size of the Business Combination or the depletion of the available net proceeds in search of a Target Business, or because the Company becomes obligated to convert into cash a significant number of shares from dissenting stockholders, the Company will be required to seek additional financing. There can be no assurance that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular Business Combination, the Company would be compelled to restructure the transaction or abandon that particular Business Combination and seek an alternative Target Business candidate. If in the course of investigating and negotiating potential Business Combinations, the Company depletes the funds outside the Trust Fund prior to consummating a Business Combination, the stockholders of the Company, to the extent that the Company is unable to continue its pursuit of a Business Combination without additional financing, may never have the opportunity to vote on a Business Combination, unless the Company can secure such financing. In addition, in the event of the consummation of a Business Combination, the Company may require additional financing to fund the operations or growth of the Target Business. The failure by the Company to secure such additional financing could have a material adverse effect on the continued development or growth of the Target Business. None of the Company's officers, directors or stockholders is required to provide any financing to the Company in connection with or after a Business Combination. See "Proposed Business -- Selection of Target Business and Structuring a Business Combination."

PROBABLE LACK OF BUSINESS DIVERSIFICATION

         The Fair Market Value of the Target Business to be acquired in the initial Business Combination will represent at least 80% of the net assets of the Company at the time of Business Combination. Accordingly, the prospects for the Company's success may be entirely dependent upon the future performance of the first Target Business acquired and the Company may not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. See "Special Characteristics of the Company -- Fair Market Value of Target Business."

RISKS OF LEVERAGE

         The Company may incur indebtedness to consummate the Business Combination or assume or refinance the indebtedness of the Target Business if the Company's management deems it to be beneficial to the Company. There is no legal limit on the amount of leverage that the Company may incur. Among the possible adverse effects of any such leverage are: (i) if the Company's operating revenues after the Business Combination were insufficient to pay debt service, there would be a risk of default and foreclosure on the Company's assets; (ii) if a loan agreement contains covenants that require the maintenance of certain financial ratios or reserves, and any such covenant is breached without a waiver or renegotiation of the terms of that covenant, then the lender could have the right to accelerate the payment of the indebtedness even if the Company has made all principal and interest payments when due; (iii) if the interest rate on a loan fluctuated or the loan was payable on demand, the Company would bear the risk of variations in the interest rate or demand for payment; and (iv) if the terms of a loan did not provide for amortization prior to maturity of the full amount borrowed and the "balloon" payment could not be refinanced at maturity on acceptable terms, the Company might be required to seek additional financing and, to the extent that additional financing were not available on acceptable terms, to liquidate its assets. See "Proposed Business -- Selection of Target Business and Structuring a Business Combination."

AUTHORIZATION OF ADDITIONAL SECURITIES

         The Company's Articles of Incorporation authorizes the issuance of 20,000,000 shares of Common Stock. Upon completion of this offering (assuming no exercise of the Underwriter's over-allotment option), there will be 18,832,333 authorized but unissued shares of Common Stock available for issuance (after appropriate reservation of shares for issuance upon exercise of the Founders' Options, the Bridge Warrants and Underwriter's Warrants). The Company's Board of Directors has the power to issue any or all of such shares without stockholder approval, although the Company's Underwriting Agreement with the Underwriter ("Underwriting Agreement") prohibits the Company from issuing additional shares of Common Stock prior to a Business Combination without prior written consent of the Underwriter. Although the Company has no plans, understandings or commitments as of the date of this Prospectus to issue any shares of Common Stock other than as described in this Prospectus, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's stockholders will occur. The Company's Articles of Incorporation also authorizes the issuance of 5,000,000 shares of preferred stock ("Preferred Stock") with such designations, rights and preferences as may be determined from time to time by the Board of Directors. The Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock, although the Underwriting Agreement prohibits the Company, prior to the Business Combination, from issuing a Preferred Stock which participates in any manner in the proceeds of the Trust Fund, or which votes as a class with the Common Stock on a Business Combination without prior written consent of the Underwriter. In addition, the Preferred Stock and Common Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no plans, understandings or commitments as of the date of this Prospectus to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities."

POTENTIAL CONTROL BY MANAGEMENT

         Upon consummation of this offering, the Initial Stockholders (including all of the Company's' officers and directors) will collectively own ___% of the then-issued and outstanding shares of Common Stock (assuming no exercise of the Underwriter's over-allotment option and no purchases by the Initial Stockholders of Common Stock in this offering), and the Initial Stockholders will have the right to acquire an additional 490,000 shares and 92,500 shares of Common Stock upon the exercise of the Founders' Options and the Bridge Warrants owned by them, respectively, at an exercise price of $6.00 per share. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a Business Combination, in which case all of the current directors will continue in office at least until the consummation of the Business Combination. If there is an annual meeting, the Initial Stockholders may have considerable influence regarding the outcome if they exercise the Founders' Options. Accordingly, the Initial Stockholders may control the Company at least until the consummation of a Business Combination. In addition, the Initial Stockholders and their affiliates and/or relatives are not prohibited from purchasing Common Stock in this offering and if they do, there can be no assurance that the Initial Stockholders will not have considerable influence upon the vote in connection with a Business Combination. Certain officers and directors of the Company and their respective affiliates have advised the Underwriter that they intend to purchase ____ shares of Common Stock, representing ___ percent

(__%) of the total shares of Common Stock offered in this offering. See "Management -- Directors and Executive Officers" and "Principal Stockholders."

STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE SECURITIES

         The ability to register or qualify for sale the shares of Common Stock of the Company for both initial sale and secondary trading will be limited because a significant number of states have enacted regulations pursuant to their securities or so-called "blue sky" laws restricting or, in many instances, prohibiting, the sale of securities of "blind pool" issuers such as the Company within that state. In addition, many states, while not specifically prohibiting or restricting "blind pool" companies, would not register the securities to be offered in this offering for sale in their states. Because of these regulations, the Company has registered the securities being offered in this offering, or an exemption from registration has been obtained (or is otherwise available), only in the states of Colorado, Florida, Illinois and New York (the "Primary Distribution States") and initial sales may only be made in such jurisdictions. More specifically, the Company has registered the securities by filing in Colorado, by coordination in Illinois, and by notification in Florida and New York. In addition, such securities will be immediately eligible for resale in the secondary market in each of the Primary Distribution States. Because of regulations enacted to prohibit the sale of securities of "blind pool" companies as well as the unavailability of exemptions provided to companies whose securities are listed on an exchange or are eligible for inclusion in recognized securities manuals such as Standard & Poor's Corporation Records, it is not anticipated that a secondary trading market for the Company's securities will develop in any of the other 47 states until after the consummation of a Business Combination, if at all.

SHARES ELIGIBLE FOR FUTURE SALE

         Upon the consummation of this offering, the Company will have 1,167,667 shares of Common Stock outstanding (1,342,667 shares if the Underwriter's over-allotment option is exercised in full), of which 1,166,667 shares (1,341,667 shares in the event of the exercise of the over-allotment option) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which will be subject to limitations of Rule 144 promulgated under the Securities Act. All of the remaining 1,000 shares are deemed to be "restricted securities," as the term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering. None of such restricted shares will be eligible for sale under Rule 144 prior to October 1, 1998.

         In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, in brokerage transactions, within any three-month period, a number of shares equal to the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

         Prior to this offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that market sales of restricted shares of Common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

INVESTMENT COMPANY ACT CONSIDERATIONS

         The regulatory scope of the Investment Company Act of 1940 ("Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. The Company believes that its anticipated principal activities, which will involve acquiring control of an operating company, will not subject the Company to regulation under the Investment Company Act. Nevertheless, there can be no assurance that the Company will not be deemed to be an investment company under the Investment Company Act, particularly during the period prior to a Business Combination. If the Company is deemed to be an investment company, the Company may become subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, recordkeeping, voting, proxy, disclosure and other rules and regulations. In the event of characterization of the Company as an investment company, the failure by the Company to satisfy regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on the Company.

DIVIDENDS UNLIKELY

         The Company has not paid any dividends on its Common Stock to date and does not intend to pay dividends prior to the consummation of a Business Combination. The payment of dividends subsequent to any Business Combination will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then-Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. See "Description of Securities -- Dividends."

BULLETIN BOARD; NO ASSURANCE OF PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING PRICE

         The Company's securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Small Cap Market or National Market, as well as in the NQB Pink Sheets published by the National Quotation Bureau Incorporated. The Bulletin Board has only recently been introduced as an alternative to "pink sheet" trading of over-the-counter securities. There can be no assurance that the Bulletin Board will be recognized by the brokerage community as an acceptable trading medium. In the absence of such recognition, the liquidity and stock price of the Company's securities in the secondary market may be adversely affected, and there can be no assurance that a public market for the Company's securities will develop or be sustained. In addition, purchasers of the Company's securities may have more difficulty selling or obtaining quotations of the price of the Company's securities than they would have if the Company's securities were listed on Nasdaq or a national securities exchange. Unless and until the Company's securities are listed on the Nasdaq or a national securities exchange (of which no assurance can be given), the liquidity of the Company's securities may be impaired, not only in the number of shares which could be bought and sold, but also through delays in the timing of transactions, reduction in securities analysts and the news media's coverage of the Company, if any, and lower prices for the Company's securities than might otherwise be obtained. There also can be no assurance that a stockholder who desires to sell the Company's securities will be able to sell all or a portion of the Company's securities being offered or at the desired times or prices. Further, securities of issuers having relatively limited capitalization or securities recently issued in an initial public offering are particularly susceptible to volatility based on short term trading strategies of certain investors. The Underwriter has informed the Company that it may make a market in the Company's securities, but it is not obligated to do so, and any market making may be discontinued at any time. The initial offering price of the shares of Common Stock has been arbitrarily determined by negotiation between the Company and the Underwriter and does not necessarily bear any relation to the Company's asset value, net worth or other established criteria of value, and may not be indicative of the prices of the shares of Common Stock that may prevail in the public market after this offering. See "Description of Securities --State Blue Sky Information" and "Underwriting."

RISKS OF LOW-PRICED STOCKS; PENNY STOCK REGULATIONS

         Transactions in the Company's securities are presently not subject to Rules 15g-1 through 15g-9 under the Exchange Act (the "Penny Stock Regulations") because the Common Stock has a market price of more than $5.00 per share. However, in the event that the market price of the Common Stock decreases to less than $5.00 per share, unless the Company's securities are traded on Nasdaq, transactions in the Company's securities will be subject to the Penny Stock Regulations, except for (i) transactions in the Company's securities which are not solicited or recommended by broker-dealers, (ii) sales to certain institutional accredited investors, and (iii) certain private offerings of the Company's securities. The Penny Stock Regulations require broker-dealers to make a special suitability determination for the purchaser and to receive the purchaser's written representations and agreement concerning the securities transaction prior to concluding a sale. In addition, the Penny Stock Regulations generally require broker-dealers to provide customers for whom they are effecting transactions in a penny stock (as defined below), prior to concluding a sale, with a standard risk disclosure document describing the customer's right to disclosures of the (i) current bid and ask quotations, if any, (ii) compensation of the broker-dealer and the salesperson in the transaction, and
(iii) monthly account statements showing the market value of such stock held in the customer's account. Consequently, the Penny Stock Regulations may, if applicable, in all transactions which are not exempt from their application, affect the ability of broker-dealers to sell the Company, shares of Common Stock and may affect the ability of purchasers in this offering to sell any of the shares of Common Stock acquired pursuant to this Prospectus in the secondary market and may reduce the likelihood that a bank or financial institution will accept such securities as collateral. See "Bulletin Board; No Assurance of Public Market; Arbitrary Determination of Offering Price."

         The regulations of the Commission define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. If Penny Stock Regulations become applicable to the Company's securities as a result of a decrease in price of the Common Stock, they will continue to be applicable unless and until the Common Stock is listed on the Nasdaq Small Cap Market or any national securities exchange or until the Common Stock has a market price of at least $5.00 per share.

OUTSTANDING WARRANTS

         The Company has issued and outstanding warrants to purchase an aggregate of ________ shares of Common Stock at a price of $6.00 per share. To the extent shares of Common Stock are to be issued by the Company to effect a Business Combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and options could increase the cost to the Company of the Target Business (in terms of number of shares required to be issued). See "Description of Securities -- Founders' Options and Bridge Warrants."

                                 USE OF PROCEEDS

         The net proceeds of this offering are estimated to be $6,235,000 ($7,211,500 if the Underwriter's over-allotment is exercised in full). The Company will use substantially all of the net proceeds of this offering to effect a Business Combination with a Target Business, including identifying and evaluating prospective candidates for a Business Combination, selecting the Target Business, and structuring, negotiating and consummating the Business Combination or to thereafter use by the Target Business for Working Capital. The Company will not effect a Business Combination with a Target Business unless the Fair Market Value of such business is at least 80% of the net assets of the Company at the time of such Business Combination .

         Eighty percent (80%) of the net proceeds, which amount represents 71% of the gross proceeds of this offering, will be held in the Trust Fund and invested in United States government securities by NationsBank, the initial trustee. The Trust Fund will not be released until the earlier of the consummation of a Business Combination or the liquidation of the Company. Therefore, unless and until a Business Combination is consummated, the proceeds held in the Trust Fund will not be available for use by the Company for any expenses related to this offering or expenses which may be incurred by the Company related to the investigation and selection of a Target Business and the negotiation of an agreement to effect a Business Combination with the Target Business. If a Business Combination is consummated, any amount in the Trust Fund not paid as consideration to the sellers of the Target Business or for expenses related to the Business Combination (which expenses may not exceed 15% of the proceeds held in the Trust Fund) may be used for working capital or to finance the operations of the Target Business, to effect other Business Combinations, or for other corporate purposes, as determined by the then-Board of Directors of the Company. If the stockholders reject a Business Combination, a separate stockholder vote will be required to approve the use of more than 15% of the proceeds held in the Trust Fund for expenses related to Business Combinations before the Company consummates a Business Combination which would result in the Company exceeding such 15% limitation. Proceeds held in the Trust Fund will not be available for use by the Company for any expenses related to this offering. The Company will disclose to stockholders as part of the proxy solicitation materials sent to the Public Stockholders, the amount of expenses related to a Business Combination that will be reimbursed or paid out of the proceeds held in the Trust Fund. Management believes, however, that unless and until the Warrants are exercised or additional financing is obtained, it is unlikely that the Company would have sufficient proceeds remaining after its initial Business Combination and the payment of expenses relating to such Business Combinations to undertake additional Business Combinations. If a Business Combination is not consummated, since all of the Initial Stockholders have waived their respective rights to participate in the required liquidation distribution with respect to any shares of Common Stock owned by them immediately prior to this offering (other than with respect to the shares, if any, acquired by them in this offering), all of the assets of the Company which may be distributed upon such liquidation would be distributed only to the Public Stockholders. Notwithstanding the foregoing waiver, the amount distributed to the Public Stockholders will be no more than $4.28 per share ($4.30 per share if the Underwriter's over-allotment option is exercised in full) (without taking into account interest, if any, earned on the Trust Fund), which will be less than the initial public offering price of $6.00 per share. The trustee of the Trust Fund is authorized to invest the funds only in certain government securities and to disburse the funds from the account upon receipt of instructions from the Company; it has no other duties or obligations. See "Risk Factors -- Possible Liquidation of the Company; Per Share Liquidation Price Less than Public Offering Price."

         The net proceeds of this offering not held in the Trust Fund, approximately $1,247,000 ($1,442,300 if the Underwriter's over-allotment option is exercised in full), will be used (i) to pay for business, legal and accounting due diligence on prospective Target Businesses; (ii) for the general and administrative expenses of the Company and legal and accounting fees and expenses in connection with the Company's reporting obligations to the Commission; and (iii) to repay the $185,000 (plus interest thereon) which was borrowed by the Company in the Bridge Financing. The proceeds will not be used to make loans. The funds obtained by the Company in the Bridge Financing were used solely to pay certain organizational expenses and the costs of the Bridge Financing and of this offering. In addition, while the Company does not presently anticipate engaging the services of professional firms or consultants that specialize in Business Combinations on any formal basis, and the Company has not engaged or entered into any discussions with respect to the engagement of such firms, the Company may engage such firms in the future, in which event the Company may use a portion of the proceeds not held in the Trust Fund to pay a finder's fee or other compensation. The Company believes that, upon consummation of this offering, it will have sufficient available funds to operate for at least the next 24 months, assuming that a Business Combination is not consummated during that time. The net proceeds of this offering not held in the Trust Fund and not immediately required for the purposes set forth above will be invested in general debt obligations of the United States Government or other high-quality, short-term interest-bearing investments.

         No compensation of any kind (including finders' and consulting fees) will be paid to any Initial Stockholder of the Company, or any affiliate of any Initial Stockholder, for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided, however, that such persons shall be entitled to receive, upon consummation of the Business Combination, commissions for monies raised by them for the Company in connection with the Business Combination (if permitted under applicable law), at rates which are no less favorable to the Company than those which the Company would pay to unaffiliated third parties. In addition, the Initial Stockholders will receive reimbursement for any out-of-pocket expenses incurred in connection with activities on behalf of the Company. Since the role of present management after a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after a Business Combination. See "Certain Transactions."

         A Public Stockholder shall be entitled to receive funds from the Trust Fund only in the event of a liquidation or if he seeks to convert his shares into cash in connection with a Business Combination which he voted against and which is actually consummated by the Company. In no other circumstances shall a Public Stockholder have any right or interest of any kind to or in the Trust Fund.

                                    DILUTION

         The difference between the public offering price per share of Common Stock and the pro forma net tangible book value per share of Common Stock of the Company after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. At October 22, 1997, the net tangible book value of the Company was $(25,786) or $(25.79) per share of Common Stock. After giving effect to the sale of 1,166,667 shares of Common Stock offered hereby (less underwriting discounts and estimated expenses of this offering), the pro forma net tangible book value of the Company at October 22, 1997 would have been $6,227,194 or $5.33 per share, representing an immediate increase in net tangible book value of $31.12 per share to the Initial Stockholders and an immediate dilution of $0.67 per share or 11.2% to the Public Stockholders.

         The following table illustrates the dilution to the Public Stockholders on a per share basis:

         Public offering price                                                                   $6.00
                  Net tangible book value before this offering                  $ (25.79)
                  Increase attributable to Public Stockholders                  $  31.12
                                                                                --------
         Pro forma net tangible book value after this offering                                   $5.33
                                                                                                 -----
         Dilution to Public Stockholders                                                         $0.67

         The following table sets forth, with respect to the Initial Stockholders and the Public Stockholders, a comparison of the number and percentage of their shares of Common Stock, the amount and percentage of consideration paid and the average price per share paid to the Company for those shares:

                                   SHARES PURCHASED                 TOTAL CONSIDERATION        AVERAGE
                            -----------------------------     ----------------------------      PRICE
                              NUMBER           PERCENTAGE       AMOUNT          PERCENTAGE    PER SHARE
                            ---------          ----------     ----------        ----------    ---------
Initial Stockholders            1,000             0.1%            $6,000           0.1%         $6.00
Public Stockholders         1,166,667            99.9%         7,000,002          99.9%         $6.00
                            ---------            -----         ---------          -----
                            1,167,667             100%        $7,006,002         100.0%
                            =========            =====        ==========         ======

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at October 22, 1997 and as adjusted to give effect to the sale of the Common Stock offered hereby and the application of the estimated net proceeds therefrom:

                                                                       ACTUAL             AS ADJUSTED
                                                                       ------             -----------
Bridge Debentures Payable                                             $137,810             $        0
                                                                      --------             ----------
Common stock, subject to possible conversion,
  233,333 shares at conversion value                                         0                997,596
                                                                      --------             ----------
Preferred stock, $.01 par value, 5,000,000 shares
  authorized; none issued or outstanding
Common stock, $.01 par value, 20,000,000 shares
  authorized; 1,000 shares issued and outstanding, actual;
  934,334 shares issued and outstanding (excluding
  233,333 shares subject to possible conversion), as adjusted;              10                  9,343
Additional paid-in capital                                              13,240              5,243,313
Deficit accumulated during the development stage                        (1,100)               (17,557)
                                                                      --------             ----------
Total Stockholders' Equity                                              12,150              5,235,099
                                                                      --------             ----------
Total capitalization                                                  $149,960             $6,232,695
                                                                      ========             ==========

         In the event the Company consummates a Business Combination, the conversion rights afforded to the Public Stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of Public Shares at a per share conversion price equal to the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination (inclusive of any interest thereon) divided by the number of Public Shares.

                         MANAGEMENT'S PLAN OF OPERATIONS

         The Company, a development stage entity, is a newly organized Florida corporation, the objective of which is to effect a Business Combination with a Target Business in the healthcare industry. To date, the Company's efforts have been limited to organizational activities.

         In October and November 1997, the Company consummated its Bridge Financing in order to pay certain organizational expenses, the costs of the Bridge Financing and certain costs of this offering. Eleven Bridge Investors loaned an aggregate of $185,000 to the Company and were issued Bridge Debentures in that amount, bearing interest at the rate of 8% per annum and payable at the consummation of this offering, and Bridge Warrants to purchase 92,500 shares of Common Stock of the Company. The Company granted the Bridge Investors "piggy-back" registration rights for the Bridge Warrant Shares after the offering.

         Substantially all of the Company's working capital needs subsequent to this offering will be attributable to the identification, evaluation and selection of a suitable Target Business and, thereafter, to structure, negotiate and consummate a Business Combination with such Target Business. Such working capital needs are expected to be satisfied from the net proceeds of this offering not deposited in the Trust Fund. See the Financial Statements of the Company included elsewhere in this Prospectus.

                     SPECIAL CHARACTERISTICS OF THE COMPANY

         The Company is a newly organized corporation formed for the purpose of effecting a Business Combination with a Target Business in the healthcare industry. Although the Company is not a "blank check" company within the meaning of Rule 419, the Company has incorporated selected investor safeguards set forth below. Immediately after the consummation of a Business Combination, these safeguards will no longer be applicable to the Company.

SUBSTANTIAL PORTION OF OFFERING PROCEEDS HELD IN TRUST

         The net proceeds of this offering are estimated to be $6,235,000 ($7,211,500 if the Underwriter's over-allotment option is exercised in full). Eighty percent (80%) of such amount, or $4,988,000 ($5,769,200 if the Underwriter's over-allotment option is exercised in full), which represents 71% of the gross proceeds of this offering, will be placed in the Trust Fund and invested in United States government securities. The initial trustee of the Trust Fund will be NationsBank N.A. The Trust Fund will not be released until the earlier of the consummation of a Business Combination or the liquidation of the Company, which may not occur until 18 months from the consummation of this offering, subject to an extension of six months if a definite agreement to consummate a Business Combination is executed prior to such time. Therefore, unless and until a Business Combination is consummated, the proceeds held in the Trust Fund will not be available for use by the Company for any expenses related to this offering or expenses which may be incurred by the Company related to the investigation and selection of a Target Business and the negotiation of an agreement to effect a Business Combination with the Target Business. Such expenses may be paid from the net proceeds not held in the Trust Fund (approximately $1,247,000 or $1,442,300 if the Underwriter's over-allotment option is exercised in full). See "Use of Proceeds."

FAIR MARKET VALUE OF TARGET BUSINESS

         The Company will not effect a Business Combination with a Target Business unless the Fair Market Value of such business is, as determined by an independent auditor or investment banking firm which is a member of the NASD, at least 80% of the net assets of the Company at the time of such Business Combination. See "Proposed Business -- Selection of Target Business and Structuring a Business Combination."

STOCKHOLDER APPROVAL OF BUSINESS COMBINATION

         The Company, after signing a definitive agreement to effect a Business Combination with a Target Business, but prior to the consummation of any Business Combination, will submit such transaction to the Company's stockholders for their approval, even if the nature of the Business Combination would not ordinarily require stockholder approval under applicable state law. All of the Initial Stockholders, including the officers and directors of the Company, have agreed to vote the shares of Common Stock owned by them immediately prior to this offering in accordance with the vote of the majority of the Public Shares voted on any Business Combination. The Company will proceed with the Business Combination only if the holders of at least a majority of the outstanding shares of Common Stock vote in favor of the Business Combination and less than 20% in interest of the Public Stockholders exercise their conversion rights described below.

CONVERSION RIGHTS

         At the time the Company seeks stockholder approval of any Business Combination, the Company will offer each Public Stockholder the right to have his shares of Common Stock converted to cash if such stockholder votes against the Business Combination and the Business Combination is approved and consummated. The per share conversion price will be equal to the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on such Business Combination (inclusive of any interest thereon), divided by the number of Public Shares. A Public Stockholder may request conversion of his shares at any time prior to the vote taken with respect to a proposed Business Combination at a meeting held for that purpose, but such request will not be granted unless such stockholder votes against the Business Combination and the Business Combination is approved and consummated. It is anticipated that the funds to be distributed to the Public Stockholders who have their shares converted will be distributed promptly after consummation of a Business Combination. The Initial Stockholders will not have any conversion rights with respect to the shares of Common Stock owned by them immediately prior to this offering. The Company will not consummate any Business Combination if 20% or more in interest of the Public Stockholders exercise their conversion rights.

LIQUIDATION IF NO BUSINESS COMBINATION

         In the event that the Company does not consummate a Business Combination within 18 months from the consummation of this offering, or 24 months from the consummation of this offering if the "Extension Criteria," described below, have been satisfied, the Company will be dissolved and will distribute to all Public Stockholders in proportion to their respective equity interests in the Company, an aggregate sum equal to the amount in the Trust Fund, inclusive of any interest thereon, plus any remaining net assets of the Company. If the Company were to expend all of the proceeds of this offering, other than the proceeds deposited in the Trust Fund prior to liquidation, and without taking into account interest, if any, earned on the Trust Fund, the per share liquidation price would be $4.28, $4.30 if the Underwriter's over-allotment option is exercised in full, or $1.72 and $1.70, respectively, less than the per share offering price of $6.00. The proceeds deposited in the Trust Fund could, however, become subject to the claims of creditors of the Company which could be prior to the claims of the Company's stockholders. Accordingly, there can be no assurance that the per share liquidation price will not be less than $4.28, plus interest. Notwithstanding the Company's commitment to liquidate if it is unable to effect a Business Combination within 18 months from the consummation of this offering, if the Company enters into a definitive agreement to effectuate a Business Combination prior to the expiration of such 18-month period, but is unable to consummate such Business Combination within such 18-month period ("Extension Criteria"), then the Company will have an additional six months in which to consummate a Business Combination. If the Company is unable to do so by the expiration of the 24-month period from the consummation of this offering, it will then liquidate. Upon notice from the Company, NationsBank N.A., the initial trustee of the Trust Fund, will commence liquidating the investments constituting the Trust Fund and will turn over the proceeds to the transfer agent for the Company's Common Stock for distribution to the Public Stockholders. The Company anticipates that its instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

         A Public Stockholder shall be entitled to receive funds from the Trust Fund only in the event of a liquidation of the Company or in the event he seeks to convert his shares into cash in connection with a Business Combination which he voted against and which is actually consummated by the Company. In no other circumstances shall a Public Stockholder have any right or interest of any kind to or in the Trust Fund.

                                PROPOSED BUSINESS

INTRODUCTION

         The Company's objective is to effect a Business Combination with a Target Business in the healthcare industry. The Company intends to identify and effect a Business Combination with a Target Business which provides quality healthcare related products and/or services that have proven or potential cost savings or other advantages in their relevant markets.

         The Company was organized to provide a vehicle for a Business Combination. The Company may ultimately effect a Business Combination with more than one business and further diversify its business objectives. However, the Company's initial Business Combination must be with a Target Business whose Fair Market Value is at least 80% of the net assets of the Company at the time of the Business Combination. See "Special Characteristics of the Company -- Fair Market Value of Target Business." The Company has no plans, arrangements or understandings with any prospective candidates for a Business Combination, and has not targeted any business for investigation and evaluation.

         The Company believes that, despite the recent recovery of public market valuations of many companies within certain healthcare segments, there remain substantial niche opportunities to effect attractive Business Combinations in certain segments of the healthcare industry.

HEALTHCARE INDUSTRY TRENDS

         The Company has identified the following trends that it believes can be expected to continue to affect the healthcare industry over the long-term.

         DEMOGRAPHIC SHIFT TO OLDER POPULATION

         As a result of advances in medicine and other factors, the size of the elderly population, the segment with the largest per capita usage of healthcare services, is increasing rapidly. The high prevalence of chronic conditions among the elderly, and the functional limitations that result, generate a large demand for diagnostic, therapeutic, rehabilitative and supportive services.

         CONTROLLING COSTS

         The United States healthcare system is facing considerable pressure from third-party payors, including insurers, federal and state governments, to reduce healthcare costs. Some of the changes now occurring in the healthcare industry have begun to cut the cost of care. These changes include: the shift toward managed care providers, such as HMOs and PPOs; the transformation of the healthcare delivery system; shortened hospital stays with increasing use of alternate site settings, such as home healthcare, freestanding ambulatory surgicenters and outpatient service facilities; a shortening of product life cycles due to rapid technological changes, which may result in less pricing flexibility and lower margins; and greater accountability for patient outcomes by all providers and manufacturers.

         TECHNOLOGICAL ADVANCES

         Technology and innovation have significantly changed the scope, practice and delivery of healthcare. Over the course of the last decade, innovations in the medical device sector have led to the introduction of new procedures such as angioplasty, arthroscopy, laparoscopic surgery, and therapeutic laser treatments. Developments in pharmaceuticals and biotechnology have resulted in effective treatments for acute and chronic diseases, such as cardiovascular disease, neoplastic diseases and autoimmune diseases. New diagnostic techniques, including ultrasound, computed tomography (CAT) scanning, and positron emission tomography (PET) scanning, have become more sophisticated and accurate, yielding valuable non-invasive diagnostic information about a wide range of diseases and physiologic functions. Technological advances affect the growth of the healthcare industry by creating greater opportunities for medical intervention and by prolonging the lives of the consumers of medical products and services.

         INTERNATIONALIZATION OF MARKETS AND RESEARCH ACTIVITIES

         Internationalization has enabled U.S. companies to penetrate lucrative new markets for the marketing and distribution of healthcare products and services, particularly in Western Europe and Japan, the largest foreign healthcare markets. The healthcare industry has become increasingly international as a result of growing worldwide demand for healthcare products and services, heightened strategic awareness of the importance and potential of international markets, and lower regulatory hurdles for product approval outside the United States.

         The Company's management perceives additional key trends it believes create favorable circumstances presently for the Company's Business Combination with a Target Business in the healthcare industry.

         POTENTIALLY ATTRACTIVE PRIVATE MARKET VALUES

         The rapidly changing dynamics of the healthcare industry place enormous financial and operational demands on smaller healthcare enterprises, including private companies, smaller public companies and divisions of larger, established organizations. The Company believes that these market dynamics have created an environment in which certain entities that are not achieving necessary efficiencies may be available for purchase at attractive private market valuations. The Company further believes its substantial industry knowledge, its expert management team and its specialized structure as a financing vehicle make it an attractive potential business partner for such an entity.

         CONSOLIDATION

         Trends in the healthcare industry, particularly the pressure to provide products and services at lower costs, are forcing many companies to leverage broader bases of operation against existing infrastructures. This phenomenon is driving an era of consolidation across most sectors of the industry as companies strive to find complementary products and services which provide their organizations with operating synergies. The Company believes that its access to financing and its management experience and capabilities provide an attractive alternative to a smaller healthcare company seeking to achieve the critical mass required to prosper in this competitive market environment.

INDUSTRY SEGMENTS OF INTEREST

         In selecting its officers, directors and advisors, the Company has sought to create a management and advisory team that not only provides the Company with depth of experience in healthcare industry mergers, acquisitions and investment generally, but also provides the Company with operational, investment and strategic consultation experience in specific healthcare industry segments. The Company believes that the breadth of its management and advisory team's healthcare industry experience provides the Company with the expertise it will require to critically assess virtually any healthcare industry business the Company identifies as a potential Target Business.

         In assembling its management and advisory team, the Company has attempted to gather expertise in the following areas, which the Company believes to be important to the selection of a Target Business and the negotiation and consummation of a Business Combination.

         GENERAL EXPERTISE

         THE COMPANY'S MANAGEMENT AND ADVISORY TEAM CONSISTS OF A GROUP WITH COMPLEMENTARY SKILLS IN, AMONG OTHERS, THE FOLLOWING AREAS:

/bullet/  Corporate and Securities Analysis:    Gene E. Burleson, Jay M. Haft
                                                and Linda A. Hamilton
/bullet/  Mergers and Acquisitions:             Gene E. Burleson, Jay M. Haft
                                                and Joel S. Kanter
/bullet/  Venture Capital:                      Dr. John H. Abeles, Dr. Robert
                                                J. Becker, Joel S. Kanter and
                                                Linda A. Hamilton
/bullet/  Strategic Consulting:                 All Directors and Advisors
/bullet/  Corporate Management:                 Dr. Robert J. Becker, Gene E.
                                                Burleson, Nick Cindrich and
                                                Kenneth Davidson

         PHARMACEUTICAL SEGMENT

         THE COMPANY INTENDS TO RELY HEAVILY UPON THE EXPERTISE OF DR. JOHN H. ABELES, DR. ROBERT J. BECKER, DR. MARVIN J. WEINSTEIN AND LINDA A. HAMILTON IN IDENTIFYING AND ASSESSING POTENTIAL TARGET BUSINESSES WITHIN THE PHARMACEUTICAL SEGMENT.

         This segment consists of companies developing, manufacturing and/or marketing pharmaceuticals (drugs), either as prescription or non-prescription (over-the-counter or "OTC"), patented (branded), or off-patent (generic), and companies developing, manufacturing and/or marketing the means to deliver drugs in novel and useful formats (drug delivery systems). An area of particular, but by no means exclusive, interest to the Company in the pharmaceutical segment is the dermatological field. The Company anticipates that the prescription and OTC segment of the skin care products industry will continue to grow over the next decade due, among other factors, to an expanding elderly population, an increased awareness of the effects of the sun and other environmental factors upon the skin, and the desire of consumers to reduce the visible signs of aging.

         DIAGNOSTICS SEGMENT

         THE COMPANY ANTICIPATES THAT IN IDENTIFYING AND ASSESSING POTENTIAL TARGET BUSINESSES WITHIN THIS SEGMENT, IT WILL RELY HEAVILY UPON THE EXPERTISE OF DR. JOHN H. ABELES, DR. MARVIN J. WEINSTEIN, DR. KENNETH DAVIDSON AND JAY M. HAFT, EACH OF WHOM HAVE RELEVANT INDUSTRY EXPERIENCE IN DIAGNOSTICS.

         This segment consists of reagents, packaging and instrumentation for the laboratory diagnosis of disease. Diagnostic systems and kits are sold to hospitals, clinics, reference laboratories, doctors' offices and, in certain instances, to the public consumers directly. The Company intends to concentrate on Target Businesses within this segment having unique diagnostic systems through which multiple tests can be run, rather than companies with disease-specific tests. The Company also has an interest in the disposable component of this segment.

         MEDICAL DEVICES, EQUIPMENT, AND SUPPLIES SEGMENT

         NICK CINDRICH, KENNETH DAVIDSON, LINDA A. HAMILTON AND JOEL S. KANTER HAVE STRONG OPERATIONS EXPERIENCE IN THIS SEGMENT, AND JAY M. HAFT, JOEL S. KANTER AND DR. JOHN H. ABELES HAVE ALL BEEN INVOLVED IN THIS SEGMENT IN CONNECTION WITH FINANCING, CONSULTING AND STRATEGIC ACTIVITIES.

         This segment consists of mechanical and electronic products for diagnosis, monitoring and treatment. They range from disposable, single-use inexpensive products to very expensive devices and equipment used only in the most sophisticated hospitals. Some examples of products in this segment include orthopedic implants, laser surgery tools, radiological imaging systems, intravenous pumps, life signs monitors, sophisticated catheter and syringes, ophthalmic implants, artificial heart valves, wound dressings, fiberoptic viewing instruments and cardiac pacemakers. In this segment, the Company prefers companies offering disposable products, rather than expensive capital goods.

         MEDICAL SERVICES SEGMENT

         DR. ROBERT J. BECKER AND GENE E. BURLESON HAVE THE MOST SIGNIFICANT OPERATING EXPERIENCE IN THIS SEGMENT. IN ADDITION, JOEL S. KANTER AND, TO A LESSER EXTENT, DR. JOHN H. ABELES AND JAY M. HAFT, HAVE EXPERIENCE IN INVESTING IN, DIRECTING AND CONSULTING WITH, MEDICAL SERVICE COMPANIES.

         This broad segment of the industry includes the provision of services or the distribution of products to patients or other consumers. Included in this category are companies that operate healthcare facilities such as hospitals, outpatient centers, freestanding ambulatory surgicenters, rehabilitation facilities, and nursing care facilities, and companies that provide managed care plans and services (including HMOs and PPOs), home healthcare services, clinical contract management services, medical professional staffing and support services, and clinical laboratory and toxicology testing services.

         BIOTECHNOLOGY SEGMENT

         IN ANALYZING COMPANIES WITHIN THIS SEGMENT, THE COMPANY WILL RELY PRINCIPALLY UPON THE EXPERTISE OF DR. JOHN H. ABELES, DR. ROBERT J. BECKER, LINDA A. HAMILTON, AND DR. MARVIN J. WEINSTEIN.

         This segment is composed of biotechnology companies that use genetic engineering techniques, such as recombinant DNA technology and cell culture to produce therapeutic and diagnostic products. Advances in molecular biology and the screening of compounds have the potential to enhance materially the process of discovering new, useful products and to accelerate the development processes. Because the Company believes that opportunities to effect a Business Combination with operating, cash flow generating companies in this segment are limited, it does not intend to focus initially on companies within this segment. It is possible, however, that the Company may consider biotech segment opportunities, either as its initial Business Combination or, more likely, subsequent to the Business Combination.

SELECTION OF TARGET BUSINESS AND STRUCTURING A BUSINESS COMBINATION

         The activities of the Company will be overseen by its five-member Board of Directors, three of whom are also executive officers. The Company also expects to rely heavily upon the expertise of its Board of Advisors, the members of which are not directors. The Company believes that the skills and expertise of its officers, directors and advisors, their collective access to Business Combination opportunities and ideas, their financial and healthcare industry experience, and their proven management abilities will enable the Company to successfully identify and effect a Business Combination in the healthcare industry. See "Management."

         The Company anticipates that candidates for a Business Combination will be brought to its attention from its officers, directors and advisors and their affiliates, as well as from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, commercial bankers and other members of the financial community. Although they are not obligated to do so, the Underwriter may introduce the Company to potential Target Businesses or assist the Company in raising additional capital, as needs may arise in the future. While the Company does not presently anticipate engaging the services of the Underwriter or other professional firms or consultants that specialize in Business Combinations on any formal basis, and the Company has not had any discussions with respect to the engagement of any such firms, the Company may engage such firms in the future, in which event the Company may pay a finder's fee or other cash compensation. A finder's fee, if any, could also be payable in securities of the Company. If the Company were to engage an outside consultant or the services of a professional firm, the Company would consider the experience, prior acquisition history and fees charged in deciding whom to retain. The Company would interview consultants recommended by its officers, directors and Initial Stockholders. In no event, however, will the Company pay a finder's fee or commission to any Initial Stockholder or any affiliated entity for such service or such recommendation. See "Management -- Conflicts of Interest."

         Subject to the limitations that a Target Business be within the healthcare industry and have a Fair Market Value of at least 80% of the net assets of the Company at the time of Business Combination , as determined by an independent auditors or investment banking firm, management of the Company will have virtually unrestricted flexibility in identifying and selecting a prospective candidate for a Business Combination. The Target Business may, among other things, be either a single corporation, several corporations enjoying a parent-subsidiary or "sister" company relationship, or a division of a large corporation. In evaluating a prospective Target Business, management will consider the following material factors:

/bullet/  financial condition and results of operations;
/bullet/  growth potential;
/bullet/ experience and skill of management and availability of additional personnel;
/bullet/  capital requirements;
/bullet/  competitive position;
/bullet/  stage of development of products, processes or services;
/bullet/ degree of current or potential market acceptance of the products, processes or services; and
/bullet/ proprietary features and degree of intellectual property or other protection of the products, processes or services.

         The foregoing criteria are not intended to be exhaustive; any evaluation relating to the merits of a particular Target Business will be based on the above factors as well as other considerations deemed relevant by management. Notwithstanding the foregoing, management has determined that it will effect a Business Combination with a Target Business which, after the consummation of the Business Combination, would either (i) satisfy the initial listing standards for inclusion on the Nasdaq National Market or listing on either the NYSE or the AMEX, or (ii) in the opinion of management, be of equal quality to a business which qualifies for inclusion on the Nasdaq National Market or listing on NYSE or AMEX.

         In connection with its evaluation of a prospective Target Business, management will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to the Company. The time and costs required to identify, evaluate and select a Target Business (including conducting a due diligence review) and to structure and consummate the Business Combination (including preparing requisite documents for filing pursuant to applicable securities laws) cannot presently be ascertained. Any costs incurred in connection with the identification and evaluation of a prospective Target Business with which a Business Combination is not ultimately consummated will result in a loss to the Company and reduce the amount of capital available to otherwise consummate a Business Combination.

         The Company's structure provides an extremely flexible vehicle for consummating the Business Combination with the Target Business. The Target Business can be acquired using the cash held in the Trust Fund, authorized but unissued Common or Preferred Stock, debt, or a combination thereof. If stock is used, the amount in the Trust Fund not paid to the sellers of the Target Business can be used to finance the operations of the Target Business or to effect other Business Combinations. If cash is used, there are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to the Company to consummate the Business Combination. Since certain of the officers and directors of the Company have experience in operating businesses in the healthcare industry, they can decide whether to retain management of the Target Business after the Business Combination, hire additional or substitute managers, or manage the Target Business themselves. Moreover, the Company believes that, as a publicly-traded entity, it can offer the sellers and managers of the Target Business certain attractive consideration and compensation alternatives which privately-held buyers cannot offer.

COMPETITION

         In identifying, evaluating and selecting a Target Business, the Company expects to encounter intense competition from other entities having a business objective similar to that of the Company. Many of these entities are well established and have extensive experience in connection with identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and/or other resources than the Company and the Company's financial resources will be relatively limited when contrasted with those of many of these competitors. This inherent competitive limitation may give others an advantage in pursuing the Business Combination with certain Target Businesses. Further, the Company's obligation to seek stockholder approval of a Business Combination may delay the consummation of a transaction; and the Company's obligation in certain circumstances to convert into cash shares of Common Stock held by Public Stockholders may reduce the resources available to the Company for a Business Combination or for other corporate purposes. Either of these obligations may place the Company at a competitive disadvantage in successfully negotiating a Business Combination. Management believes, however, that the Company's status as a public entity and its potential access to the United States public equity markets may give the Company a competitive advantage over similarly capitalized privately-held entities having a similar business objective to that of the Company in acquiring a Target Business with significant growth potential on favorable terms.

         In the event that the Company succeeds in consummating a Business Combination, the Company will become subject to competition from competitors of the Target Business in the healthcare industry. The healthcare industry is highly competitive. Many companies in the healthcare industry are substantially larger than the Company and have greater financial and other resources than the Company. There can be no assurance that, subsequent to a Business Combination, the Company will have the resources or ability to compete effectively.

FACILITIES

         After the effective date of this Prospectus through the consummation of the Business Combination, the Company intends to lease a small amount of office space from an unaffiliated third party and to obtain certain office and secretarial services, as may be required by the Company from time to time. The Company anticipates that the total monthly cost for the space and services will not exceed $1,000 per month.

EMPLOYEES

         As of the date of this Prospectus, the Company has no employees other than its three executive officers and an administrative assistant who are not required to devote their full time to the business of the Company.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

         The Company intends to register its securities under the Exchange Act and therefore will have certain reporting obligations, including the requirement that it file annual and quarterly reports with the Commission. In accordance with the requirements of the Exchange Act, the Company intends to furnish to its stockholders Annual Reports containing financial statements audited and reported on by its independent accountants.

         The Company will not effect a Business Combination with a Target Business if audited financial statements cannot be obtained for such Target Business. Additionally, management will provide the Public Stockholders with audited financial statements (prepared in accordance with generally accepted accounting principles) of the prospective Target Business as part of the proxy solicitation materials sent to the Public Stockholders to assist them in assessing the Target Business. Management believes that the requirement of having available audited financial statements for the Target Business will not materially limit the pool of potential Target Businesses available for Business Combination, although there can be no assurance in this regard.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Each of the Company's executive officers except for the Chairman of the Board, all of whom are also members of the Company's Board of Directors, were the founders of Healthcare Acquisition Corp. ("HCAC"). In March 1996, HCAC consummated an initial public offering in which it raised net proceeds of approximately $9,000,000. Similar to the Company, HCAC was formed with the purpose of using the proceeds to identify and effect a Business Combination with an operating business in the healthcare industry. In March 1997, HCAC merged with Encore Orthopedics, Inc., a Texas corporation which designs, manufactures, markets and sells products for the orthopedic implant industry primarily in the United States, Europe and Asia. After the merger, the surviving corporation's name was changed to Encore Medical Corporation ("Encore"). Encore's common stock is publicly traded on the Nasdaq National Market under the symbol "ENMC". On November 3, 1997, the closing price per share of Encore's common stock was $4.63. There can be no assurance as to the future performance of Encore or the prices at which its common stock will trade.

         The current directors and executive officers of the Company are as follows:

         NAME                       AGE                     POSITION
         ----                       ---                     --------
         Gene E. Burleson           55         Chairman of the Board
         Jay M. Haft                61         Vice-Chairman of the Board and
                                               Chief Executive Officer
         John H. Abeles, M.D.       52         President and Director
         Joel S. Kanter             40         Secretary, Treasurer and Director
         Linda A. Hamilton          39         Director

         GENE E. BURLESON has been the Chairman of the Board of Directors of the Company since its inception. Since January 1994, Mr. Burleson has served as Chairman of the Board of Directors of GranCare, Inc., which has recently merged into Paragon Health Network, Inc. ("GranCare"), a leading provider of comprehensive post-acute healthcare services, primarily skilled nursing care, subacute and medically complex care, long-term acute hospital care, inpatient/outpatient therapy, hospital contract management, home health care and adult day care, which is publicly traded on the NYSE. From December 1990 to February 1997, Mr. Burleson served as Chief Executive Officer of GranCare. Before joining GranCare, Mr. Burleson served in progressively responsible positions, most recently as President and Chief Operating Officer, within the domestic and international operations of American Medical International, Inc., one of the leading hospital management companies in the United States which provides a full range of inpatient and outpatient services. Mr. Burleson also currently serves as a member of the board of directors of Walnut Financial Services, Inc., a financial service and consulting firm which is traded on Nasdaq National Market, and Deckers Outdoor Corporation, a manufacturer and designer of innovative, function oriented footwear and apparel which is publicly traded on the Nasdaq National Market.

         JAY M. HAFT has been the Vice-Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception. Mr. Haft is a strategic and financial consultant for growth stage companies. He is active in international corporate finance, mergers and acquisitions, as well as in the representation of emerging growth companies. He has actively participated in strategic planning and fund raising for many high-tech companies, leading edge medical technology companies and technical product, service and marketing companies. Mr. Haft serves as Managing General Partner of Venture Capital Associates, Ltd. and of Gen Am "1" Venture Fund, a domestic and an international venture capital fund, respectively. Mr. Haft is also a director of numerous public and private corporations, including Robotic

Vision Systems, Inc., a three dimensional vision equipment company which is publicly traded on the Nasdaq National Market, Noise Cancellation Technologies, Inc., a noise and vibration attenuation equipment company which is publicly traded on the Nasdaq National Market, Extech, Inc., a hotel management company which is publicly traded on the Bulletin Board, Encore Medical Corporation, a manufacturer of implant devices which is publicly traded on the Nasdaq National Market, Viragen, Inc., a biologicals company which is publicly traded on the Nasdaq National Market, PC Service Source, Inc., a computer parts replacement company which is publicly traded on the Nasdaq National Market, DUSA Pharmaceuticals, Inc., a photochemo-therapy company which is publicly traded on the Nasdaq National Market, Oryx Technology Corporation, a material sciences company which is publicly traded on the Nasdaq National Market, and Conserver Corporation of America, a food preservation company which is publicly traded on the Nasdaq Small Cap. He also serves as Chairman of the Board of Noise Cancellation Technologies, Inc., and Extech, Inc. Mr. Haft is currently of counsel to Parker Duryee Rosoff & Haft, in New York. He was previously a senior corporate partner of such firm, from 1989 to 1994, and a member of the Florida Commission for Government Accountability to the People, a National Vice-President of the Miami Ballet and a director of the Concert Association of Florida. Mr. Haft is a graduate of Yale College and Yale Law School.

         JOHN H. ABELES, M.D. has been the President and a director of the Company since its inception. Dr. Abeles is a healthcare industry investor and consultant who, since 1980, has served as President and sole principal of MedVest, Inc., a company which provides strategic, financial, and market-based research and development advisory and consulting services principally to emerging companies in the healthcare industry. From 1971 to 1975, Dr. Abeles was an executive officer with several major pharmaceutical companies in the United Kingdom and the United States, including Sterling Drugs, Inc., Pfizer, Inc., and USV Pharmaceuticals Inc., in the pharmaceutical business. From 1975 to 1980, he was an analyst with Kidder Peabody Inc. in its healthcare research department. Dr. Abeles is currently a member of the board of directors of Oryx Technology Corporation, a material sciences company which is publicly traded on the Nasdaq Small Cap Market, DUSA Pharmaceuticals, Inc., a pharmaceutical company which is publicly traded on the Nasdaq National Market, Pharmaprint, Inc., a botanical pharmaceuticals company which is publicly traded on the Nasdaq National Market, I-Flow Corporation, a manufacturer of home infusion pumps which is publicly traded on the Nasdaq Small Cap Market, and Encore Medical Corporation, a manufacturer of implant devices which is publicly traded on the Nasdaq National Market. Dr. Abeles is also a director of the Neuroscience and Immunology Division of the Higuchi BioSciences Institute at the University of Kansas. Dr. Abeles earned an M.B., Ch.B from the University of Birmingham (England).

         JOEL S. KANTER has been a director of the Company since its inception. Mr. Kanter currently serves as President and director of Walnut Financial Services, Inc., a financial service and consulting firm which is traded on the Nasdaq National Market, and Walnut Capital Corp., a venture capital firm. Both Walnut Financial Services, Inc. and Walnut Capital Corp. have provided financing and consulting services to many companies in the healthcare industry. Mr. Kanter is also currently a consultant to Universal Partners, L.P. which specializes in the provision of bridge financing to small and medium sized corporations. Walnut Financial Services, Inc. currently owns 50% of the general partner and 83% of the limited partnership interest in Universal Partners L.P. Mr. Kanter serves as President of Windy City, Inc. an investment management firm, and has served in such capacity since 1986. From 1988 through February 1995, Mr. Kanter was a consultant to Walnut Capital Corp. Mr. Kanter currently serves as a director of GranCare, I-Flow Corporation, a manufacturer of home infusion pumps traded on the Nasdaq Small Cap Market, Encore Medical Corporation, a manufacturer of implant devices which is publicly traded on the Nasdaq National Market and Greystone Medical Group, Inc., a development stage pharmaceutical company traded on the Bulletin Board. Mr. Kanter earned a B.A. degree from Tulane University.

         LINDA ANN HAMILTON has been a director of the Company since its inception. Ms. Hamilton currently serves as President of HMS, Inc., a private company located in Naples, Florida which provides managerial and administrative services. From 1988 to 1995, she served as Assistant to the Chairman of the Board/Chief Executive Officer and Corporate Secretary of Meadox Medicals, Inc., a privately held medical device manufacturer located in Oakland, New Jersey. From 1976 to 1980, Ms. Hamilton was employed at Barnert Hospital in New Jersey where she was involved in hospital administration functions related to patient care services. She developed and established a staffing department responsible for the coordination of professional and non-professional services and schedules. Ms. Hamilton is currently a member of the board of directors of Genesis Orthopedics, Inc., a privately held manufacturer of orthopedic trauma devices. Ms. Hamilton attended Ramato State College located in New Jersey.

         The Company has a Board of Advisors consisting of five individuals with demonstrated expertise in the healthcare industry. The Company anticipates that they will advise the Company concerning its Business Combination with a Target Business and, possibly, the operations of the Target Business after the Business Combination. The Company also anticipates that the Board of Advisors initially will meet quarterly and that individual members will advise the Company more frequently. The members of the Board of Advisors are employed by or affiliated with organizations other than the Company and, therefore, may have other commitments that may conflict or compete with their obligations, if any, to the Company. The current members of the Board of Advisors and their respective biographies are set forth below.

         ROBERT J. BECKER, M.D. has been a member of the Board of Advisors to the Company since its inception. Dr. Becker was the founder, and currently serves as Chairman Emeritus of HealthCare COMPARE Corp., a managed care company which is publicly traded on the Nasdaq National Market. Healthcare COMPARE Corp. has grown to become a major managed care organization, with one of the largest integrated, independent Preferred Provider Organization network in the United States. Since 1982, Dr. Becker has served HealthCare COMPARE Corp. in several capacities including, from 1982 to 1984, as its Chief Executive Officer and President and, from 1984 to 1990, as its Chairman of the Board of Directors. Since 1990, Dr. Becker has also served as President of Becker Consulting Corp., a company which provides consulting services to managed care companies. Dr. Becker is also currently a member of the board of directors if IMPAC Medical Systems, Inc., a private company which is in the oncology software business, and American Psych Systems, Inc., a private behavioral health managed care company. Dr. Becker earned his M.D. degree from the Medical College of Wisconsin.

         NICK CINDRICH has been a member of the Board of Advisors to the Company since its inception. Mr. Cindrich founded Encore Orthopedics, Inc., a Texas corporation which designs, manufactures and sells orthopedic implant products primarily in the United States, Europe and Asia. Since August 1994, he has served as the Chief Executive Officer and Chairman of the Board of Directors of Encore Orthopedics, Inc., which, as mentioned above, changed its name to Encore Medical Corporation after merging with HCAC. From 1992 through 1994, Mr. Cindrich was self-employed as a business consultant, while being restricted from participation in the management of Encore Orthopedics, Inc. as a result of the settlement of a lawsuit involving his previous employer. From 1984 to 1991, Mr. Cindrich served as President of Intermedics Orthopedics, Inc., an orthopedic device company. From 1980 to 1984, Mr. Cindrich was the Group Vice President -- Operations for DePuy, Inc., an orthopedic device company. From 1969 to 1980, Mr. Cindrich held a series of positions, the last of which was Vice President of Manufacturing, at Zimmer Inc., an orthopedic device company. Mr. Cindrich has over 25 years of experience in the medical device industry.

         KENNETH DAVIDSON has been a member of the Board of Advisors to the Company since its inception. Since November 1986, Mr. Davidson has served as Chairman of the Board of Directors, Chief Executive Officer and President of Maxxim Medical, Inc. ("Maxxim"), a manufacturer of single-use specialty medical products which is publicly traded on the NYSE. Mr. Davidson has served as a director of Maxxim since 1982. Mr. Davidson is also a director of Henley Healthcare, Inc., physical medicine and rehab, and of Encore Medical Corporation, a manufacturer of implant devices which is publicly traded on the Nasdaq National Market and Director of Operation of Rainbow, international charity headquartered in Houston, Texas.

         MARVIN J. WEINSTEIN, M.D. has been a member of the Board of Advisors to the Company since its inception. Since 1981, Dr. Weinstein has been President of Research Advisory Service, Inc., a biotechnology consulting company, that has provided consulting services to several companies in the pharmaceutical industry including, Yamanouchi Pharmaceuticals Corporation, Suntory Biomedical Research, Inc. Xenora Ltd. and Martek Biosciences Inc. Prior to that time, Dr. Weinstein was employed by Schering Plough Pharmaceutical Company for 25 years, where he attained the position of Senior Director and Vice President of Microbiology and Recombinant DNA Research, was a research assistant at the Squibb Institute from 1949 through 1956. Dr. Weinstein is the inventor on 30 patents and he has organized and directed the group responsible for the discovery and development of several antibiotics. He serves as an adjunct faculty member of The Rockefeller University, and as Research Fellow at the Drew University Institute for Scientists Emeritii. Dr. Weinstein is currently a member of the Board of Directors of New Brunswick Scientific Co., Inc., a manufacturer of laboratory equipment traded on the Nasdaq National Market, and, until recently he was a director at Epitope, Inc., a biotechnology company traded on the American Stock Exchange. He was a member of one of the first United States State Department Scientific Exchange Delegations to the former Soviet Union. Dr. Weinstein earned a B.A. degree from Alfred University and M.S. and Ph.D. degrees from New York University.

EXECUTIVE COMPENSATION

         No executive officer has received any cash compensation from the Company since its inception for services rendered. No compensation of any kind (including finders and consulting fees) will be paid to any Initial Stockholder, or any affiliate of any Initial Stockholder, for services rendered to the Company prior to or in connection with the Business Combination; provided, however, that such persons shall be entitled to receive, upon consummation of the Business Combination, finder's fees for monies raised by them for the Company in connection with the Business Combination, at rates which are no less favorable to the Company than those which the Company would pay to unaffiliated third parties. In addition, the Initial Stockholders will receive reimbursement for any out-of-pocket expenses incurred in connection with activities on behalf of the Company. There is no limit on the amount of such out-of-pocket expenses and there will be no review of the reasonableness of such expenses by anyone other than the Board of Directors, which includes persons who may seek reimbursement. The amount of reimbursable expenses and any other expenses incurred by the Company prior to a Business Combination cannot exceed the amount of the net proceeds of this offering not held in the Trust Fund unless the Company consummates a Business Combination. In the event that the Company does not consummate a Business Combination, up to 15% of the proceeds of the Trust Fund may be used to pay the expenses (reimbursable out-of-pocket or other) related to the investigation and selection of a Target Business and the negotiation of an agreement to effect a Business Combination with the Target Business. See "Proposed Business--Selection of a Target Business and Structuring a Business Combination."

1997 STOCK OPTION PLAN

         The Option Plan became effective on October 1, 1997. As of the date of this Prospectus, no options have been granted. The purpose of the Option Plan is to attract and retain qualified personnel, to provide additional incentives to employees, officers and consultants of the Company and to promote the success of the Company's business. A reserve of 750,000 shares of the Company's Common Stock has been established for issuance under the Option Plan. The Option Plan is administered by a committee to be appointed by the Board of Directors (the "Committee"). The Committee has complete discretion to determine which eligible individuals are to receive option grants, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option, the vesting schedule to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

         Each option granted under the Option Plan has a maximum term of ten
(10) years, subject to earlier termination following the optionee's cessation of service with the Company. Options granted under the Option Plan may be exercised only for fully vested shares. The exercise price of incentive stock options and non-statutory stock options granted under the Option Plan must be at least equal to the fair market value of the stock subject to the option on the date of grant The Board of Directors or the

Committee has the authority to determine the fair market value of the stock. The purchase price is payable immediately upon the exercise of the option. Such payment may be made in cash, in outstanding shares of Common Stock held by the participant, through a promissory note payable in installments over a period of years or any combination of the foregoing.

         The Board of Directors may amend or modify the Option Plan at any time, provided that no such amendment or modification may adversely affect the rights and obligations of the participants with respect to their outstanding options or vested shares without their consent. In addition, no amendment of the Option Plan may, without the approval of the Company's shareholders: (i) materially increase the benefits accruing to participants under the Option Plan; (ii) materially increase the number of securities which may be issued under the plan;
(iii) materially modify the requirements as to eligibility for participation in the Option Plan; or (iv) except as otherwise provided in the Option Plan, substantially impair the rights or benefits of any participant pursuant to any option previously granted without the consent of the participant. The Option Plan will terminate on October 1, 2007, unless sooner terminated by the Board of Directors.

CONFLICTS OF INTEREST

         None of the Company's officers, directors or advisors is required to commit his full time to the affairs of the Company and each has positions and activities other than his position with the Company. There is no requirement for any of the officers, directors or advisors to devote even a substantial amount of time to the Company's business. Accordingly, such personnel will have conflicts of interest in allocating management time among various business activities. At present, none of the officers, directors or advisors of the Company is involved in any other acquisition fund with activities similar to those to be undertaken by the Company, but certain of the officers and directors are, and in the future may become, affiliated with entities which are engaged in business activities in the healthcare industry but which are not acquisition funds. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. The Company's officers and directors intend to offer all suitable prospective Target Businesses to the Company before any other company until the earlier of a Business Combination or the liquidation of the Company subject to their fiduciary duties to other companies, if any. In general, officers and directors of a corporation incorporated under the laws of the State of Florida are required to present certain business opportunities to such corporation. Accordingly, as a result of multiple business affiliations, certain of the Company's officers and directors may have similar legal obligations to present certain business opportunities to multiple entities. There can be no assurance that any of the foregoing conflicts will be resolved in favor of the Company.

         To minimize potential conflicts of interest, each Initial Stockholder, officer, director or member of the Board of Advisors of the Company will abstain from voting with respect to any proposed Business Combination if such person is a director or officer of the Company, or a stockholder owning more than five percent (5%) of the voting shares of the company which is a party to the proposed Business Combination.

         Furthermore, in connection with any stockholder vote relating to approval of a Business Combination, all of the Initial Stockholders have agreed to vote the shares of Common Stock owned by them on the date hereof in accordance with the vote of the majority in interest of the Public Stockholders and have agreed to waive their respective rights to participate in any distribution with respect to such shares as a result of the Company's liquidation prior to the consummation of a Business Combination.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of the date of this Prospectus, and as adjusted to reflect the sale of the shares of Common Stock offered hereby (assuming no exercise of the Underwriter's over-allotment option) by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding

Common Stock, (ii) each director of the Company and (iii) all directors and officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                                                               PERCENTAGE
                                                                                             BENEFICIALLY OWNED
                                                                                        ------------------------
                                                                        NUMBER           BEFORE           AFTER
         PRINCIPAL STOCKHOLDERS                                        OF SHARES        OFFERING        OFFERING
         ----------------------                                        ---------        --------        --------
Jay M. Haft and Clayre Haft (1).................................           334            33.4%             *
     10 Edgewater Drive
     Coral Gables, Florida  33133
John H. Abeles, M.D.(2).........................................           333            33.3%             *
     c/o Medvest Inc.
     2365 N.W. 41st Street
     Boca Raton, Florida  33431
Joel S. Kanter (3)..............................................           333            33.3%             *
     c/o Windy City, Inc.
     8000 Towers Crescent Drive
     Suite 1070
     Vienna, Virginia  22182
Gene E. Burleson................................................           -0-                *             *
     c/o GranCare, Inc.
     One Ravinia Drive
     Suite 1500
     Atlanta, Georgia 30346
Linda A. Hamilton...............................................           -0-                *             *
     c/o The Drax Group
     281 Broad Avenue South
     Naples, Florida 33940
All Officers and Directors as a group (five persons)............         1,000             100%             *

----------
*        Less than one percent (1%)
(1)      Represents shares owned by husband and wife as joint tenants, with right of survivorship.
(2)      Represents shares owned by Northlea Partners, Ltd. of which Dr. Abeles is a general partner.
(3)      Represents shares owned by Windy City, Inc. of which Mr. Kanter is President.

         Messrs. Haft, Abeles and Kanter may be deemed to be "promoters" of the Company, as such term is defined under the Federal securities laws.

                              CERTAIN TRANSACTIONS

         All transactions with affiliates of the Company, if any, will be on terms believed by the Company to be no less favorable than are available from unaffiliated third parties and will be approved by a majority of the members of the Company's Board of Directors who do not have an interest in the transaction.

                            DESCRIPTION OF SECURITIES

GENERAL

         The Company is authorized to issue 20,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. As of the date of this Prospectus, before giving effect to this offering, 1,000 shares of Common Stock are outstanding, held of record by 3 persons. No shares of Preferred Stock are currently outstanding.

COMMON STOCK

         The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted can elect all of the directors then being elected. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock (except for the Initial Stockholders who have agreed, with respect to any shares of Common Stock owned by them on the date hereof, to waive their rights to share in any distribution relating to a liquidation of the Company due to the failure of the Company to consummate a Business Combination within 18 or 24 months, as the case may be, from the consummation of this offering) are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no redemption, preemptive or other subscription rights, and except as described under "Special Characteristics of the Company," there are no conversion provisions applicable to the Common Stock. All of the outstanding shares of Common Stock, when issued and paid for as set forth in this Prospectus, will be, fully paid and nonassessable.

PREFERRED STOCK

         The Company's Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock ("Preferred Stock") with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common stock, although the Underwriting Agreement prohibits the Company, prior to a Business Combination, from issuing Preferred Stock which participates in any manner in the proceeds of the Trust Fund, or which votes as a class with the common stock on a Business Combination. The Company may issue some or all of such shares in connection with a Business Combination. In addition, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company does not currently intend to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future.

FOUNDERS' OPTIONS AND BRIDGE WARRANTS

         Each Founders' Option and Bridge Warrant (collectively, the "Warrants") entitles the registered holder to purchase one share of Common Stock for $6.00, subject to adjustment under certain circumstances. The Founders' Options are exercisable for a period of ten (10) years commencing upon the consummation of this offering. The Bridge Warrants are exercisable for a period of five (5) years commencing one (1) year from the consummation of this offering. The Founders' Options are to be issued under the Option Plan prior to the consummation of this offering.

         The exercise price and number of shares of Common Stock issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including a stock dividend, recapitalization, reorganization, merger or consolidation of the Company.

         The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form attached to the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price of the number of Warrants being exercised. The holders of the Warrants do not have the rights or privileges of holders of Common Stock prior to the exercise of the Warrants.

         No Warrants will be exercisable unless at the time of exercise there is a current prospectus covering the shares of Common Stock issuable upon exercise of such Warrants under an effective registration statement filed with the Commission and such shares have been qualified for sale or are exempt from qualification under the securities laws of the state of residence of the holder of such Warrants.

         No fractional shares will be issued upon exercise of the Warrants. However, if a holder of the Warrants exercises all Warrants then owned of record by him, the Company will pay to such holder, in lieu of the issuance of any fractional share which is otherwise issuable to such holder, an amount in cash based on the market value of the Common stock on the last trading day prior to the date of exercise.

DIVIDENDS

         The Company has not paid any dividends on its Common Stock to date and does not intend to pay dividends prior to the consummation of a Business Combination. The payment of dividends after any such Business Combination will be contingent upon the Company's revenues and earnings, if any, capital requirements and its general financial condition. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then-Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

TRANSFER AGENT

         The transfer agent and registrar for the Common Stock is Corporate Stock Transfer, Denver, Colorado.

SHARES ELIGIBLE FOR FUTURE SALE

         Upon the consummation of this offering, the Company will have 1,167,667 shares of Common Stock outstanding (1,342,667 shares if the Underwriter's over-allotment option is exercised in full), of which 1,166,667 shares (1,341,667 shares in the event of the exercise of the over-allotment option) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which will be subject to limitations of Rule 144 promulgated under the Securities Act. All of the remaining 1,000 shares are deemed to be "restricted securities," as the term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering. None of such restricted shares will be eligible for sale under Rule 144 prior to October 1, 1998.

         In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, in brokerage transactions, within any three-month period, a number of shares equal to the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

         Prior to this offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that market sales of restricted shares of Common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

REGISTRATION RIGHTS

         The holders of the Bridge Warrants will be entitled to certain piggyback rights with respect to the registration of the shares underlying the Bridge Warrants under the Securities Act as discussed below. If, at any time after the date of issuance of the Bridge Warrants, the Company proposes, excluding this offering, to register any of its equity securities under the Securities Act, either for its own account or for the account of other security holders, the holders of the shares underlying the Bridge Warrants will be entitled to notice of the registration and will entitled to include, at the Company's sole expense (excluding underwriter discounts), all or any portion of their Bridge Warrant Shares therein, subject to pro rata cut-back provisions in the event that the managing underwriter in any underwritten offering determines that the inclusion of the Bridge Warrant Shares and any other securities entitled to piggyback registration rights would adversely affect the offering being registered.

STATE BLUE SKY INFORMATION

         The Company has made application to register, or an exemption from registration will be obtained, for the sale of the shares of Common Stock offered hereby in the States of Colorado, Florida, Illinois and New York. Purchasers of the shares of Common Stock either in this offering or in any subsequent trading market which may develop must be residents of the States of Colorado, Florida, Illinois and New York unless an applicable exemption is available or a blue sky application has been filed and accepted. The Company will amend this Prospectus for the purpose of disclosing additional states, if any, in which the shares of Common Stock will have been registered or where an exemption from registration is available.

                                  UNDERWRITING

         The Underwriter has agreed, subject to the terms and conditions of the Underwriting Agreement, to act as the exclusive agent for the Company to sell on a "best efforts, all or none" basis, 1,166,667 shares of Common Stock offered hereby and, solely to cover over-allotments, an additional 175,000 shares of Common Stock upon the same terms and conditions. The Underwriter has made no commitment to purchase any or all of the shares of Common Stock offered by this Prospectus. It has agreed only to use its best efforts to find purchasers for the shares of Common Stock within a period of thirty (30) days from the date of this Prospectus, subject to extension for an additional period of thirty (30) days from the date of this Prospectus upon mutual consent of the Company and the Underwriter. The Underwriting Agreement provided that the obligations of the Underwriter are subject to approval of certain legal matters by counsel and various other conditions precedent.

         All proceeds from subscriptions will be deposited promptly into a non-interest bearing account with North Fork Bank, as escrow agent pursuant to an escrow agreement between the Company, the Underwriter and such escrow agent. Funds will be transmitted to the escrow agent for deposit in the escrow account no later than noon of the business day following receipt. All checks must be made payable to "North Fork Bank, as escrow agent for Medical Acquisition Corp." In the event the 1,166,667 shares of Common Stock are not sold within the thirty
(30) day initial offering period and the thirty (30) day extension period described above, funds will be refunded promptly to subscribers in full without deduction therefrom or interest thereon. During the thirty (30) day offering period and any extension, no subscriber will be entitled to a refund of any subscription, and no funds will be released from escrow until completion or termination of the offering. There are none nor will there be any arrangements between the Company and the Underwriter whereby shares of Common Stock will be reserved for sales to persons associated or affiliated with management of the Company or its affiliated persons, although such persons may purchase shares of Common Stock in order to assure the completion of this offering.

         The Underwriter will be paid a commission equal to seven percent (7%) of the gross proceeds of the Offering of shares of Common Stock hereby. The Underwriter, as agent for the Company, proposes to offer the shares of Common Stock to the public at the initial offering price set forth on the cover page of this Prospectus and to certain dealers at that price less a concession not in excess of $____ per share. The Underwriter may allow, and such dealers may reallow, a concession not in excess of $___ per share to certain other dealers.

         The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to pay to the Underwriter a non-accountable expense allowance equal to $120,000. The Company also has agreed to pay all expenses in connection with qualifying the shares of Common Stock offered hereby for sale under the laws of such states as the Underwriter may designate, including fees and expenses of counsel retained for such purposes by the Underwriter, [a one-time fee of $5,000] payable to counsel for the Underwriter for the preparation of a Secondary Market Trading Survey and the counsel fees, costs and disbursements in connection with registering the offering with the NASD.

         The Company has granted to the Underwriter an option, exercisable during the 45-day period after the date of this Prospectus, to purchase from the Company at the offering price, less commissions, up to an aggregate of 175,000 additional shares of Common Stock for the sole purpose of covering over-allotments, if any.

         In connection with this offering, the Company has agreed to sell to the Underwriter, warrants (the "Underwriter's Warrants") for an aggregate of $100 consideration, representing the right to purchase up to an aggregate of 75,000 shares of Common Stock. The Underwriter's Warrants are exercisable initially at $6.00 per share for a period of five years commencing one year from the date hereof. The Underwriter's Warrants may not be transferred, sold, assigned or hypothecated during the one-year period following the date of this Prospectus, except to the Underwriter and members of the selected dealers and their officers and partners. The Underwriter's Warrants grant to the holders thereof certain "piggy-back" rights for a period of three years from the date of this Prospectus with respect to the registration under the Securities Act of the Common Stock issuable upon exercise of the Underwriter's Warrants.

         Prior to this offering there has been to public market for any of the Company's securities. Accordingly, the offering price of the shares of Common Stock has been arbitrarily determined by negotiation between the Company and the underwriters and does not necessarily bear any relation to establish valuation criteria. Factors considered in determining such prices and terms, in addition to prevailing market conditions, included an assessment of the prospects for the industry in which the Company will compete, the Company's management and the Company's capital structure.

         Although they are not obligated to do so, the Underwriter may introduce the Company to potential Target Businesses or assist the Company in raising additional capital, as needs may arise in the future. The Company is not under any contractual obligation with the Underwriter to engage it to provide any services for the Company after the consummation of this offering but, if it does, it may pay such Underwriter a finder's fee or other compensation.

         In connection with this offering, the Underwriter and selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriter also may create a short position for its own account by selling more Common Stock in connection with this offering than it is committed to purchase from the Company, and in such case may purchase Common Stock in the open market following completion of this offering to cover all or a portion of such short position. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph are required, and, if they are undertaken, they may be discontinued at any time.

                                  LEGAL MATTERS

         The legality of the securities offered hereby will be passed upon for the Company by Baker & McKenzie, Miami, Florida. The Law Offices of David N. Feldman, New York, New York, has acted as counsel for the Underwriter in connection with this offering.

                                     EXPERTS

         The financial statements of Medical Acquisition Corp. as of October 22, 1997 and for the period from July 25, 1997 (inception) to October 22, 1997 included in this Prospectus have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information concerning the Company can be inspected without charge at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, upon request such reports, proxy statements and other information will be made available for inspection and copying at the Commission's public reference facilities at 500 West Madison Street, suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates upon request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a site on the World Wide Web (HTTP://WWW.SEC.GOV.) that contains reports, registration statements, proxy and information statements, and other information.

         The Company has filed with the Commission in Washington, D.C., a Registration Statement under the Securities Act with respect to the Common Stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulation of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, copies of which may be obtained at prescribed rates from the Commission at the public reference facilities maintained by the Commission. Descriptions contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document.

MEDICAL ACQUISITION CORP.
(a corporation in the development stage)

CONTENTS

                                                                                                           PAGE
                                                                                                           ----
FINANCIAL STATEMENTS

   Independent auditors' report                                                                            F-2

   Balance sheet as of October 22, 1997                                                                    F-3

   Statement of operations for the period from July 25, 1997 (inception) to October 22, 1997               F-4

   Statement of stockholders' equity for the period from July 25, 1997 (inception) to October 22, 1997     F-5

   Statement of cash flows for the period from July 25, 1997 (inception) to October 22, 1997               F-6

   Notes to financial statements                                                                           F-7

INDEPENDENT AUDITORS' REPORT

Medical Acquisition Corp.
Miami, Florida

We have audited the accompanying balance sheet of Medical Acquisition Corp. (a corporation in the development stage) as of October 22, 1997 and the related statements of operations, stockholders' equity and cash flows for the period from July 25, 1997 (inception) to October 22, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Acquisition Corp. as of October 22, 1997 and the results of its operations and its cash flows for the period from July 25, 1997 to October 22, 1997 in conformity with generally accepted accounting principles.

Richard A. Eisner & Company, LLP

New York, New York
October 24, 1997

MEDICAL ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET
OCTOBER 22, 1997

 ASSETS
 Current assets:
    Cash                                                                            $151,000
 Deferred registration costs (Note 3)                                                 25,168
 Deferred financing costs net of amortization (Note 3)                                 7,267
 Organization costs net of amortization                                                5,501
                                                                                    --------
                                                                                    $188,936
                                                                                    ========
 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
    Accrued interest on notes payable                                               $    193
    Accrued expenses                                                                  38,783
                                                                                    --------
       Total current liabilities                                                      38,976

 Bridge notes payable (Note 5)                                                       137,810
                                                                                    --------
       Total liabilities                                                             176,786
                                                                                    --------
 Stockholders' equity (Note 1):
    Preferred stock, $.01 par value - shares authorized 5,000,000; none issued
     (Note 6)
    Common stock, $.01 par value - shares authorized 20,000,000; issued
     and outstanding 1,000 shares                                                          10
    Additional paid-in capital                                                         13,240
    Deficit accumulated during the development stage                                  (1,100)
                                                                                    --------
       Total stockholders' equity                                                     12,150
                                                                                    --------
                                                                                    $188,936
                                                                                    ========

SEE NOTES TO FINANCIAL STATEMENTS

MEDICAL ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS
PERIOD FROM JULY 25, 1997 (INCEPTION) TO OCTOBER 22, 1997

 EXPENSES:
    Amortization of financing costs on notes payable and organization costs (Note 3)  $    847
    Interest (Note 5)                                                                      253
                                                                                      --------
 NET LOSS FOR THE PERIOD                                                              $ (1,100)
                                                                                      ========
 NET LOSS PER SHARE                                                                   $  (1.10)
                                                                                      ========
 WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                              1,000
                                                                                      ========

SEE NOTES TO FINANCIAL STATEMENTS

MEDICAL ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS' EQUITY
PERIOD FROM JULY 25, 1997 (INCEPTION) TO OCTOBER 22, 1997

                                                        COMMON STOCK                            DEFICIT
                                                    --------------------                      ACCUMULATED
                                                    NUMBER                   ADDITIONAL       DURING THE              TOTAL
                                                      OF                      PAID-IN         DEVELOPMENT         STOCKHOLDERS'
                                                    SHARES        AMOUNT      CAPITAL            STAGE               EQUITY
                                                    ------        ------     ----------       -----------         -------------
 Original issuance of common stock,
    in October 1997, $6.00 per share                 1,000          $10      $  5,990                               $  6,000
 Issuance of warrants in October 1997
    (Note 5)                                                                    7,250                                  7,250
 Net loss for the period                                                                        $(1,100)              (1,100)
                                                     -----          ---      --------           -------             --------
 BALANCE OCTOBER 22, 1997                            1,000          $10      $ 13,240           $(1,100)            $ 12,150
                                                     =====          ===      ========           =======             ========

SEE NOTES TO FINANCIAL STATEMENTS

MEDICAL ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
PERIOD FROM JULY 25, 1997 (INCEPTION) TO OCTOBER 22, 1997

 CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                           $ (1,100)
    Adjustments to reconcile net loss to net cash provided by operating activities:
       Amortization of deferred financing costs and debt discount                           121
       Amortization of organization costs                                                   786
       Increase in accrued interest on notes payable                                        193
                                                                                        -------
         Net cash provided by operating activities                                          -0-
                                                                                        -------
 CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from bridge notes payable                                                  145,000
    Proceeds from sale of common stock to founding stockholders                           6,000
                                                                                       --------
         Net cash provided by financing activities                                      151,000
                                                                                       --------
 NET INCREASE IN CASH AND BALANCE END OF PERIOD                                        $151,000
                                                                                       ========
 SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
    Deferred registration, financing and organization costs of $38,783 are included in accrued expenses at October 22, 1997

SEE NOTES TO FINANCIAL STATEMENTS

MEDICAL ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
OCTOBER 22, 1997

NOTE 1 - ORGANIZATION

Medical Acquisition Corp. (the "Company") was incorporated in Florida on July 25, 1997 with the objective of acquiring or merging with an operating business in the healthcare industry. The Company's founding directors and advisors purchased 1,000 common shares, $.01 par value, in October 1997.

The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering") which is discussed in Note 4. The Company's management has broad discretion with respect to the specific application of the net proceeds of this offering, although substantially all of the net proceeds of this offering are intended to be generally applied toward consummating a business combination with an operating business engaged in the healthcare industry ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, 80% of the net proceeds will be held in a trust account ("Trust Fund") and invested in United States government securities until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. The remaining net proceeds (20%) may be used to pay for business, legal and accounting due diligence on prospective acquisitions, continuing general and administrative expenses and to repay the bridge notes payable, including accrued interest.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. All of the Company's stockholders immediately prior to the Proposed Offering, including all of the officers, directors and the advisors of the Company ("Initial Stockholders"), have agreed to vote the shares of common stock owned by them as of the effective date of the Proposed Offering in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination.

With respect to the first Business Combination which is approved and consummated, any Public Stockholder who votes against the Business Combination may demand that the Company convert his shares into cash. The per share conversion price will equal the amount in the Trust Fund as of the record date of determination of stockholders entitled to vote on the Business Combination divided by the number of shares held by Public Stockholders. The Company will not consummate a Business Combination if 20% or more in interest of the Public Stockholders exercise their conversion rights. Accordingly, Public Stockholders holding approximately 19.99% of the aggregate number of shares owned by all Public Stockholders may have their shares converted to cash in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to shares held by Initial Stockholders.

The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering.

MEDICAL ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
OCTOBER 22, 1997

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

[1]   DEFERRED FINANCING COSTS:

      Costs incurred in connection with the Company's initial bridge financing are being amortized over the term of the notes.

[2]   ORGANIZATION COSTS:

      Costs incurred in connection with the organization of the Company are being amortized over 24 months.

[3]   NET LOSS PER SHARE:

      Net loss per common share is computed on the basis of the weighted average number of common shares outstanding during the period. Warrants to purchase 72,500 shares of common stock (Note 5) have no effect on and are excluded from the calculation.

[4]   CASH EQUIVALENTS:

      The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

[5]   USE OF ESTIMATES:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[6]   STOCK-BASED COMPENSATION:

      Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") allows companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Bulletin Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25,"), but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to apply APB No. 25 in accounting for its stock option plan (see Note 7).

[7]   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT:

      In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share". This new standard requires dual presentation of basic and diluted earnings per share ("EPS") on the face of the statement of income and requires reconciliation of the numerators and the denominators of the basic and diluted EPS calculation. This statement will be effective for the year ended December 31, 1997 and will require retroactive restatement of previously reported per share data. The adoption of SFAS 128 will have no effect on the Company's loss per share of common stock.

MEDICAL ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
OCTOBER 22, 1997

NOTE 3 - DEFERRED REGISTRATION AND FINANCING COSTS

As of October 22, 1997, the Company has incurred deferred registration costs of $25,168, relating to expenses incurred in connection with the Proposed Offering, and deferred financing costs of $7,328 related to the financing discussed in
Note 5. Upon consummation of the Proposed Offering, the deferred registration costs will be charged to equity and the deferred financing costs will be charged to operations. Should the Proposed Offering prove to be unsuccessful, the deferred registration costs will also be charged to operations, along with additional expenses to be incurred.

NOTE 4 - PROPOSED PUBLIC OFFERING

The Proposed Offering calls for the Company to offer for public sale 1,166,667 shares of common stock, $.01 par value at a proposed price of $6.00 per share. The underwriter has agreed to sell the stock on an all or none "best efforts" basis.

NOTE 5 - BRIDGE NOTES PAYABLE

In October 1997, the Company issued an aggregate of $145,000 (including $40,000 to two stockholders of the Company) of promissory notes to certain accredited investors. These notes bear interest at the rate of 8% per annum, payable semi-annually and are due on the earlier of October 1999 or the consummation of the Company's initial public offering. In addition, the investors were issued warrants to purchase 72,500 shares of common stock (valued at $7,250) which have been accounted for as a debt discount increasing the effective interest rate to 10.5%. The warrants are exercisable at $6.00 per share for a period of five years commencing one year after from the consummation of the proposed offering. The Company has also received commitments from investors for an additional $30,000. Upon receipt of such funds the Company will issue an additional $30,000 of promissory notes and warrants to purchase 15,000 shares of common stock.

NOTE 6 - PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

NOTE 7 - STOCK OPTION PLAN

Effective October 1, 1997 the Company adopted its 1997 Stock Option Plan (the "Plan") which provides for the grant of incentive stock options or nonqualified stock options for up to 750,000 shares of common stock to employees and consultants (including officers and directors) at an exercise price at least equal to the fair market value of the stock on the date preceding the grant. The vesting rights and term of the options (which may not exceed 10 years), will be determined by a committee appointed by the Board of Directors for each grant. As of October 22, 1997 no options have been granted under the Plan.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Bylaws limit, to the maximum extent permitted by Florida law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors or officers. The Bylaws provide further that the Company shall indemnify to the fullest extent permitted by Florida law any person made a party to an action or proceeding by reason of the fact that such person was director, officer, employee or agent of the Company. The Bylaws also provide that directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit, or proceeding in which such director or officer is made a party by virtue of his or her being an officer or director of the Company to the maximum extent permitted by Florida law.

         Prior to the offering, the Company expects to enter into separate indemnification agreements with its officers and directors containing provisions which are in some respect broader than the specific indemnification provisions contained in the Company's Bylaws. The indemnification agreements may require the Company, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status as directors and officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

         Reference is made to the following documents filed as Exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

          DOCUMENT                                               EXHIBIT NUMBER
          --------                                               --------------
 Underwriting Agreement                                               1.1
 Registrant's Articles of Incorporation, as amended to date           3.1
 Registrant's Bylaws                                                  3.2

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions and the Underwriter's non-accountable expense allowance, payable in connection with the sale of the shares of Common Stock being registered hereby. All amounts are estimates, except the registration fee and the NASD filing fee.

         ITEM                                                   AMOUNT
         ----                                                   ------
SEC registration fee...................................       $  2,439
NASD filing fee........................................          1,305
Blue Sky fees and expenses.............................         10,000
Printing and engraving expenses........................         50,000
Road show expenses.....................................         10,000
Legal fees and expenses................................         45,000
Auditors' fees and expenses............................         15,000
Transfer Agent and Registrar fees......................          5,000
Miscellaneous expenses.................................         16,256
                                                              --------
         Total.........................................        155,000
                                                              ========

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

         The following is a summary of the transactions by Registrant since the Registrant's incorporation on July 25, 1997 involving sales of Registrant's securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act").

         On October 1, 1997, the founding shareholders of the Company received 1,000 shares of Common Stock for an aggregate consideration of $6,000 allocated as follows:

                                             NUMBER OF SHARES     CONSIDERATION
                                             ----------------     -------------
         Jay M. Haft and Clayre Haft (1)       334 shares           $2,004.00
         John H. Abeles, M.D.(2)               333 shares           $1,998.00
         Joel S. Kanter (3)                    333 shares           $1,998.00

--------------

(1) Represents shares owned by husband and wife as joint tenants, with right of survivorship.
(2) Represents shares owned by Northlea Partners, Ltd. of which Dr. Abeles is a general partner.
(3)      Represents shares owned by Windy City, Inc. of which Mr. Kanter is
         President.

The issuance of these 1,000 shares were deemed exempt from registration under the Securities Act in reliance on Section 4(2) thereof. In addition, the recipients of the 1,000 shares of founders' Common Stock represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates. The Company also issued options to members of the Company's Board of Directors to purchase an aggregate of 490,000 shares of Common Stock at an exercise price of $6.00 per share (the "Founders' Options"). The Founders' Options are exercisable for a period of 10 years commencing upon the consummation of this offering. In October and November 1997, the Company consummated the Bridge Financing in order to pay certain organizational expenses, the costs of the Bridge Financing and certain costs of this offering. The investors in the Bridge Financing ("Bridge Investors") loaned $185,000 to the Company and were issued debentures in that amount, bearing interest at the rate of 8% per annum and payable at the consummation of this offering, and warrants to purchase an aggregate of 92,500 shares of Common Stock at an exercise price of $6.00 per share (the "Bridge Warrants"). The Bridge Warrants are exercisable for a period of five years commencing one year from the date of the Prospectus. The shares of Common Stock underlying the Bridge Warrants are entitled to certain registration rights under the Securities Act.

ITEM 27. EXHIBITS

              (a)  Exhibits

         1.1       Form of Underwriting Agreement *
         3.1       Articles of Incorporation of Registrant, as amended to date *
         3.2       Bylaws of Registrant *
         4.1       Specimen Common Stock Certificate of Registrant *
         4.2       Form of Bridge Debenture*
         4.3       Form of Bridge Warrant Agreement*
         4.4       Form of Underwriter's Warrant Agreement**
         4.5       Form of Founder's Option Agreement**
         4.6       Form of Trust Fund Agreement**
         5.1       Opinion of Baker & McKenzie**
         23.1      Consent of Richard A. Eisner & Company, LLP*
         23.2      Consent of Baker & McKenzie (To be included in Exhibit 5.1)**
         24.1      Powers of Attorney (included on signature page) *
         27.1      Financial Data Schedule (for SEC use only)*

----------
*        Filed herewith.
**       To be filed by amendment.

              (b)  Financial Statement Schedules:  None

ITEM 28.          UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         (1) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (3) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (4) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida on November 10, 1997.

                                           MEDICAL ACQUISITION CORP.

                                           By:        /s/ JAY M. HAFT
                                                      --------------------------
                                                      Jay M. Haft
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Jay M. Haft as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

                                Chairman of the Board of Directors            ___________, 1997
----------------------------
       Gene E. Burleson

     /s/ JAY M. HAFT            Vice-Chairman of the Board and Chief          November 10, 1997
----------------------------    Executive Officer (Principal Executive
         Jay M. Haft            Officer)

 /s/ JOHN H. ABELES, M.D.       President and Director (Principal Financial   November 10, 1997
----------------------------    and Accounting Officer)
     John H. Abeles, M.D.

    /s/ JOEL S. KANTER          Secretary, Treasurer and Director             November 10, 1997
----------------------------
        Joel S. Kanter

/s/ LINDA A. HAMILTON           Director                                      November 10, 1997
----------------------------
      Linda A. Hamilton

                                  EXHIBIT INDEX

                                                                           SEQUENTIALLY
EXHIBIT                                                                      NUMBERED
NUMBER       EXHIBIT                                                          PAGES
------       -------                                                       ------------
1.1        Form of Underwriting Agreement
3.1        Articles of Incorporation of Registrant, as amended to date
3.2        Bylaws of Registrant
4.1        Specimen Common Stock Certificate of Registrant
4.2        Form of Bridge Debenture
4.3        Form of Bridge Warrant Agreement
23.1       Consent of Richard A. Eisner & Company, LLP
24.1       Powers of Attorney (included on signature page)
27.1       Financial Data Schedule (for SEC use only)